Exhibit 10.11

Execution Version

SECOND AMENDED AND RESTATED AGREEMENT
OF LIMITED PARTNERSHIP

OF

OHI HEALTHCARE PROPERTIES
LIMITED PARTNERSHIP

Dated as of April 1, 2015

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

TABLE OF CONTENTS

		Page

Article 1
DEFINED TERMS

Section 1.1.	Definitions	3

Article 2
ORGANIZATIONAL MATTERS

Section 2.1.	Organization	18
Section 2.2.	Name	18
Section 2.3.	Registered Office and Agent; Principal Office	19
Section 2.4.	Power of Attorney	19
Section 2.5.	Term	20

Article 3
PURPOSE

Section 3.1.	Purpose and Business	20
Section 3.2.	Powers	21
Section 3.3.	Partnership Only for Purposes Specified	21
Section 3.4.	Representations and Warranties by the Parties	21

Article 4
CAPITAL CONTRIBUTIONS

Section 4.1.	Capital Contributions of the Partners	24
Section 4.2.	General Partner Interest	24
Section 4.3.	Units	24
Section 4.4.	Issuances of Additional Partnership Interests	24
Section 4.5.	Additional Equity Funding, Capital Contributions	25
Section 4.6.	Equity Incentive Plan	27
Section 4.7.	Other Contribution Provisions	28

Article 5
DISTRIBUTIONS

Section 5.1.	Distributions of Available Cash	28
Section 5.2.	Distributions In-Kind	29
Section 5.3.	Distributions Upon Liquidation	29
Section 5.4.	Distributions to Reflect Issuance of Additional Units	29

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Exhibits

Exhibit A	Holders and Units
Exhibit B	Form of Notice of Redemption
Exhibit C	Form of Conversion Notice
Exhibit D	Form of Forced Conversion Notice

SECOND AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP
OF
OHI HEALTHCARE PROPERTIES LIMITED PARTNERSHIP

This SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF OHI HEALTHCARE PROPERTIES LIMITED PARTNERSHIP (this “Agreement”) dated as of April 1, 2015, is entered into by and among Omega Healthcare Investors, Inc., a Maryland corporation (the “Omega REIT”), as a General Partner and a Limited Partner, OHI Healthcare Properties Holdco, Inc., a Delaware corporation (“Omega Holdco”), as a General Partner, and Aviv Healthcare Properties Limited Partnership, a Delaware limited partnership (“Aviv LP”), as a Limited Partner, together with any other Persons who become Partners in the Partnership as provided herein. Capitalized terms used herein are defined in Article 1 unless otherwise provided.

Recitals

WHEREAS, the Partnership was organized as a limited partnership under the name OHI Healthcare Properties Limited Partnership, L.P. pursuant to and in accordance with the Act by the filing of a Certificate of Limited Partnership of the Partnership (as amended or restated from time to time in accordance with the terms hereof and of the Act, the “Certificate”) with the Office of the Secretary of State of the State of Delaware on October 24, 2014;

WHEREAS, on October 24, 2014, Omega REIT, as the initial sole General Partner, and Omega Holdco, as the initial sole Limited Partner, entered into an Agreement of Limited Partnership of OHI Healthcare Properties Limited Partnership, L.P. (the “Original Agreement”);

WHEREAS, on October 30, 2014, the Partnership, Omega REIT, Omega Holdco, Aviv LP, and Aviv REIT, Inc., a Maryland corporation (“Aviv REIT”), entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Omega REIT agreed to acquire substantially all of the assets of Aviv REIT through a merger of Aviv REIT with and into Omega Holdco (the “Merger”), which acquisition would include a combination that would result in the acquisition of all the assets of Aviv LP and substantially all of the assets of Omega REIT by the Partnership;

WHEREAS, on November 19, 2014, the Partnership changed its name to OHI Healthcare Properties Limited Partnership pursuant to and in accordance with the Act by the filing of an amendment to the Certificate with the Office of the Secretary of State of the State of Delaware;

WHEREAS, pursuant to that certain Omega Contribution and Assumption Agreement dated as of March 30, 2015 (the “Omega Contribution Agreement”), by and between Omega REIT and the Partnership, Omega REIT contributed, transferred and assigned substantially all of its assets, business and properties to the Partnership (other than Omega REIT’s direct and indirect equity interests in Omega Holdco and the Partnership), and in consideration therefor, the Partnership, as between Omega REIT and the Partnership but without implicating any of the

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rights of any third party whose consent would otherwise be required, (i) assumed and agreed to pay, perform, discharge or otherwise fulfill substantially all of Omega REIT’s Liabilities (as defined in the Omega Contribution Agreement) and obligations, and (ii) issued One Hundred Thirty Eight Million Seven Hundred Fifty One Thousand Nine Hundred Forty Four (138,751,944) LP Units to Omega REIT (the “Omega Contribution”);

WHEREAS, on March 30, 2015, the Board of Directors of Omega REIT approved and adopted certain amendments to its Equity Incentive Plan, which amendments include, among other changes, as an addition to the types of equity that may be awarded and earned by an eligible participant in such Equity Incentive Plan, the addition of LTIP Units issued by the Partnership that are convertible into LP Units, all in accordance with the terms, conditions and limitations as established or otherwise set forth in such Equity Incentive Plan and/or in this Agreement; and

WHEREAS, in connection with consummation of the transaction contemplated by the Omega Contribution, the adoption of and the amendments to the Equity Incentive Plan, and the desire of Omega REIT and the Partnership to make grants of LTIP Units to certain participants in the Equity Incentive Plan, the Partners amended and restated the Original Agreement in its entirety by entering into that certain First Amended and Restated Agreement of Limited Partnership of the Partnership dated as of March 30, 2015 (the “Existing Agreement”).

WHEREAS, pursuant to that certain Aviv Contribution and Assumption Agreement dated as of the date hereof (the “Aviv Contribution Agreement”), Aviv LP contributed, transferred and assigned all of its assets, business and properties to the Partnership, and in consideration therefore the Partnership, as between Aviv LP and the Partnership but without implicating any of the rights of any third party whose consent would otherwise be required, (i) assumed and agreed to pay, perform, discharge or otherwise fulfill all the Liabilities (as defined in the Aviv Contribution Agreement) of Aviv LP, (ii) issued to Aviv REIT one (1) GP Unit and (iii) issued to Aviv LP Fifty Two Million Nine Hundred Eight Thousand Three Hundred Forty Seven (52,908,347) LP Units (collectively, the “Aviv Contribution”);

WHEREAS, immediately following the Aviv Contribution and the related satisfaction and discharge of the indentures governing the senior notes previously issued by Aviv LP and Aviv Healthcare Capital Corporation, the Merger was consummated;

WHEREAS, on the date hereof, in connection with and as a result of the Merger, Omega Holdco, as the surviving corporation in the Merger succeeded to and became the owner of one (1) GP Unit of the Partnership, as well as Forty Eight Million Five Hundred Seventy Seven Thousand Three Hundred Eleven (48,577,311) partnership units in Aviv LP that were held by Aviv REIT;

WHEREAS, pursuant to that certain Omega Holdco Contribution and Assumption Agreement, dated as of the date hereof, Omega Holdco contributed, transferred and assigned to Aviv LP substantially all of Omega Holdco’s assets (other than its Forty Eight Million Five Hundred Seventy Seven Thousand Three Hundred Eleven (48,577,311) partnership units in Aviv LP), and Omega Holdco agreed to comply with and be bound by the provisions of the Second Amended and Restated Agreement of Limited Partnership of Aviv Healthcare Properties Limited

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Partnership, dated as of March 26, 2013, as the sole general partner (together with the Aviv Contribution, the “Exchange”);

WHEREAS, in connection with consummation of the Exchange and the Merger, the parties desire to amend and restate the Existing Agreement in its entirety by entering into this Agreement; and

WHEREAS, except as otherwise expressly provided herein, the parties hereto intend that the affairs of the Partnership shall be managed by the General Partner.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Article 1

DEFINED TERMS

Section 1.1.         Definitions.

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Act” means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.

“Additional Funds” has the meaning set forth in Section 4.5(a).

“Additional General Partner” means a Person admitted to the Partnership as an additional General Partner pursuant to Section 12.1 and who is shown as such on the books and records of the Partnership.

“Additional Limited Partner” means a Person admitted to the Partnership as an additional Limited Partner pursuant to Section 12.2 and who is shown as such on the books and records of the Partnership.

“Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Capital Account as of the end of the relevant Partnership Year, after giving effect to the following adjustments: (i) decrease such deficit by any amounts which such Partner is obligated to restore pursuant to this Agreement or is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Regulations Sections 1.704-2(i)(5) and 1.704-2(g)(1); and (ii) increase such deficit by the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6). The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjustment Events” has the meaning set forth in Section 15.3.

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“Adjustment Factor” means, as of Effective Date, 1.0; provided, however, that in the event that:

(i)          Omega REIT (a) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (b) splits or subdivides its outstanding REIT Shares or (c) effects a reverse stock split or otherwise combines or reclassifies its outstanding REIT Shares into a smaller number of REIT Shares, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction (1) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split, combination or reclassification (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split, combination or reclassification has occurred as of such time) and (2) the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split, combination or reclassification; provided, however, that the Adjustment Factor shall not be adjusted if, concurrently with any of the actions taken with respect to the Omega REIT Shares as described above in this paragraph (i) a number of Units of the Partnership are issued to all Partners pursuant to Section 4.4(b)(i) such that, after such issuance of Units, the ratio of Partnership Units owned by Omega REIT, taking into account both Units in the Partnership that are owned by Omega REIT directly, and indirectly through wholly-owned Affiliates of Omega REIT, to the number of REIT Shares outstanding after the actions taken in this paragraph (i) is equal to such ratio that existed before such actions;

(ii)         Omega REIT distributes any rights, options or warrants to all holders of its REIT Shares to subscribe for or to purchase or to otherwise acquire REIT Shares (or other securities or rights convertible into, exchangeable for or exercisable for REIT Shares) at a price per share less than the Value of a REIT Share on the record date for such distribution (each a “Distributed Right”), the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction (a) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date plus the maximum number of REIT Shares purchasable under such Distributed Rights and (b) the denominator of which shall be the number of REIT Shares issued and outstanding on the record date plus a fraction (1) the numerator of which is the maximum number of REIT Shares purchasable under such Distributed Rights multiplied by the minimum purchase price per REIT Share under such Distributed Rights and (2) the denominator of which is the Value of a REIT Share as of the record date; provided, however, that, if any such Distributed Rights expire or become no longer exercisable, then the Adjustment Factor shall be adjusted, effective retroactively to the date of distribution of the Distributed Rights, to reflect a reduced maximum number of REIT Shares or any change in the minimum purchase price for the purposes of the above fraction; or

(iii)        Omega REIT shall, by dividend or otherwise, distribute to all holders of its REIT Shares evidences of its indebtedness or assets (including securities, but excluding any dividend or distribution referred to in paragraph (i) or (ii) above), which evidences of

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indebtedness or assets relate to assets not received by Omega REIT or its Subsidiaries pursuant to a pro rata distribution by the Partnership, the Adjustment Factor shall be adjusted to equal the amount determined by multiplying the Adjustment Factor in effect immediately prior to the close of business on the record date by a fraction (1) the numerator of which shall be such Value of a REIT Share on the record date and (2) the denominator of which shall be the Value of a REIT Share on the record date less the then fair market value (as determined by the General Partner, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets so distributed applicable to one REIT Share.

Any adjustments to the Adjustment Factor shall become effective immediately after the effective date of the event necessitating the adjustment, retroactive to the record date, if any, for such event.

“Affiliate” means, with respect to any Person, (a) each other Person that, directly or indirectly, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, fifty percent (50%) or more of the stock or ownership interest of such Person and (b) each other Person that controls, is controlled by or is under common control with such Person. For the purpose of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of such Person’s management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph.

“Assignee” means a Person to whom one or more Units have been Transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner.

“Assumed New Debt Obligations and Liabilities” has the meaning set forth in Section 4.5(d).

“Available Cash” means Gross Receipts, reduced by the payment, or accrual for payment, of all business operating expenses and capital costs relating to the business of the Partnership and its assets, including any and all principal payments, capital expenditures, management and other fees, interest, and other charges or provisions, including escrow deposits made pursuant to the terms of the Debt of the Partnership or its Subsidiaries, reserves for current and future working capital requirements, acquisitions of additional properties, contingencies, reserves, anticipated obligations and other charges or provisions as determined by the General Partner in its sole and absolute discretion.

“Aviv Contribution Agreement” has the meaning set forth in the Recitals.

“Aviv LP” has the meaning set forth in the preamble hereto.

“Aviv LP Dissolution” has the meaning set forth in Section 11.3(a)(i).

“Aviv REIT” has the meaning set forth in the Recitals.

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“Business Day” means a day of the year on which banks are not required or authorized to close in New York, New York.

“Bylaws” means the Amended and Restated Bylaws of Omega REIT, as amended or supplemented from time to time.

“Capital Account” means, with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions:

(a)          To each Partner’s Capital Account there shall be added (i) the amount of money and the Gross Asset Value of any property (other than money) contributed to the Partnership by such Partner, (ii) such Partner’s allocable share of Net Income and any items in the nature of income or gain which are specially allocated pursuant to Article 6 and (iii) the amount of any Partnership liabilities assumed by such Partner or which are secured by any property distributed to such Partner.

(b)          From each Partner’s Capital Account there shall be subtracted (i) the amount of cash and the Gross Asset Value of any Partnership property distributed to such Partner pursuant to any provision of this Agreement, (ii) such Partner’s allocable share of Net Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Article 6 and (iii) the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership.

(c)          In the event any interest in the Partnership is Transferred in accordance with Article 11, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred interest.

(d)          In determining the amount of any liability for purposes of subsections (a) and (b) above, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations. For the avoidance of doubt, in the case of any Partner holding LP Units and LTIP Units, a separate computation will be made of the Partner’s Economic Capital Account Balance with respect to the Partner’s LTIP Units as a sub-account of the Partner’s Capital Account.

“Capital Account Limitation” has the meaning set forth in Section 15.9(b).

“Capital Contribution” means, with respect to any Partner, the amount of money and the Gross Asset Value of any property (other than money) contributed or deemed contributed by such Partner to the Partnership, after reduction for any liabilities to which such property is subject or which the Partnership assumes with respect to such property.

“Cash Amount” means, with respect to a Tendering Partner, an amount of cash equal to the product of (A) the Value of a REIT Share and (B) such Tendering Partner’s REIT Shares Amount determined as of the date of receipt by the General Partner of such Tendering Partner’s

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Notice of Redemption or, if such date is not a Business Day, the immediately preceding Business Day.

“Certificate” has the meaning set forth in the Recitals.

“Charter” means the Articles of Amendment and Restatement of Omega REIT, as amended or supplemented from time to time.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, as interpreted by the applicable Regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Common Unit Economic Balance” means the quotient of (a) the aggregate Capital Account balance attributable to the Common Units plus the amount of Partner Minimum Gain or Partnership Minimum Gain, in either case, to the extent attributable to the ownership of Common Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under Section 6.2(a), divided by (b) the number of Common Units outstanding.

“Common Units” means, collectively, the GP Units and the LP Units.

“Consent” means the consent to, approval of or vote in favor of a proposed action by a Partner given in accordance with Article 14.

“Constituent Person” has the meaning set forth in Section 15.9(f).

“Conversion Date” has the meaning set forth in Section 15.9(b).

“Conversion Notice” has the meaning set forth in Section 15.9(b).

“Conversion Right” has the meaning set forth in Section 15.9(a).

“Debt” of any Person means, without duplication: (i) the principal, accreted value, accrued and unpaid interest, accrued and unpaid prepayment and redemption premiums or penalties (if any), unpaid fees or expenses and other monetary obligations in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all obligations of such Person issued or assumed as the deferred purchase price of property, all earned but unpaid earn-out payments (to the extent the applicable payment obligations remain outstanding), all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the ordinary course of business of such Person consistent with past practice (other than the current liability portion of any indebtedness for borrowed money)); (iii) all obligations of such Person under leases required to be capitalized in accordance with GAAP; (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction; (v) all indemnification obligations incurred under any property transition or other similar agreement;

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(vi) all obligations of such Person under any interest rate, collar or swap, or other contract, any currency swap, or agreement relating to a forward, swap, or other hedging transaction of any type, whether or not for bona fide hedging purposes, (valued at the termination value thereof); (vii) the liquidation value, accrued and unpaid dividends, prepayment or redemption premiums and penalties (if any), unpaid fees or expenses and other monetary obligations in respect of any redeemable preferred equity interests of such Person; (viii) all obligations of the type referred to in clauses (i) through (vii) of any Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations; and (ix) all obligations of the type referred to in clauses (i) through (viii) of other Persons secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any lien on any property or asset of such Person (whether or not such obligation is assumed by such Person).

“Debt Transaction Costs” has the meaning set forth in Section 4.5(d).

“Depreciation” means, for each Partnership Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for U.S. federal income tax purposes with respect to an asset for such Partnership Year or other period, except that (a) with respect to any asset the Gross Asset Value of which differs from its adjusted tax basis for U.S. federal income tax purposes at the beginning of such Partnership Year and which difference is being eliminated by use of the “remedial method” as defined by Regulations Section 1.704-3(d), Depreciation for such Partnership Year shall be the amount of book basis recovered for such Partnership Year under the rules prescribed by Regulations Section 1.704-3(d)(2), and (b) with respect to any other asset the Gross Asset Value of which differs from its adjusted tax basis for U.S. federal income tax purpose at the beginning of such Partnership Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the U.S. federal income tax depreciation, amortization, or other cost recovery deduction for such Partnership Year bears to such beginning adjusted tax basis; provided, however, that, in the case of clause (b) above, if the U.S. federal income tax depreciation, amortization or other cost recovery deduction for such Partnership Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

“Distributed Right” has meaning set forth in the definition of “Adjustment Factor.”

“Earned LTIP Units” has the meaning set forth in Section 15.2(a).

“Earned Unvested LTIP Units” has the meaning set forth in Section 15.2(a).

“Economic Capital Account Balance” means, with respect to a Holder of LTIP Units, its (a) Capital Account balance plus (b) the amount of its share of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to its ownership of LTIP Units.

“Effective Date” means April 1, 2015.

“Equity Incentive Plan” means any equity incentive plan heretofore or hereafter adopted by the Partnership, Omega REIT or Subsidiaries of the General Partner(s), including the Omega

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Healthcare Investors, Inc. 2013 Stock Incentive Plan, the Aviv REIT, Inc. 2013 Long Term Incentive Plan and the Aviv REIT, Inc. 2010 Management Incentive Plan.

“Equity Share Ownership Limit” means the applicable restriction or restrictions on ownership of capital stock of Omega REIT imposed under the Charter.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Excepted Holder” has the meaning set forth in the Charter.

“Excepted Holder Limit” has the meaning set forth in the Charter.

“Exchange” has the meaning set forth in the Recitals.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Agreement” has the meaning set forth in the Recitals.

“Fair Market Value” means, when applied to any property or other consideration, the fair market value of such property or other consideration, as reasonably determined by the General Partner.

“Forced Conversion” has the meaning set forth in Section 15.9(c).

“Forced Conversion Notice” has the meaning set forth in Section 15.9(c).

“Former Aviv LPs” has the meaning set forth in Section 6.2(c).

“GAAP” means generally accepted accounting principles in the United States.

“General Partner” means a Person identified as General Partner on Exhibit A, or any successor general partner of the Partnership or Additional General Partner, in its capacity as a general partner of the Partnership.

“General Partner Interest” means the Partnership Interest held by a General Partner, which Partnership Interest is an interest as a general partner under the Act. A General Partner Interest shall be expressed as a number of GP Units and shall have the rights and privileges attributed to a General Partner as specified in this Agreement.

“GP Unit” means a Unit of Interest, other than an LTIP Unit or an LP Unit, which, when expressed as a number, represents a fractional share of a General Partner’s rights as measured against the Units of Interest of all Partners issued pursuant to Article 4.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a)          The initial Gross Asset Value of any asset contributed or deemed contributed by a Partner to the Partnership shall be the Fair Market Value of such asset.

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(b)          The General Partner may make an election to adjust the Gross Asset Values of all Partnership property to reflect their respective Fair Market Values, as of the times listed below:

(i)          immediately prior to the acquisition of additional Units in the Partnership by a new or existing Partner in exchange for more than a de minimis Capital Contribution, if the General Partner determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

(ii)         immediately prior to the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership if the General Partner determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partner in the Partnership;

(iii)        immediately prior to the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g);

(iv)        immediately prior to the grant of Units in the Partnership (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Partnership by an existing Partner acting in a partner capacity, or by a new Partner acting in a partner capacity or in anticipation of becoming a Partner of the Partnership (including the grant of an LTIP Unit), if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership; and

(v)         at such other times as the General Partner determines are necessary or advisable, including in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

(c)          The Gross Asset Value of any Partnership property distributed to a Partner shall be adjusted to equal the Fair Market Value of such asset on the date of distribution.

(d)          The Gross Asset Values of Partnership property shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such property pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent that the General Partner determines to make an adjustment pursuant to subparagraph (b) as necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d).

(e)          If the Gross Asset Value of any Partnership property has been determined or adjusted pursuant to subparagraph (a), (b) or (d), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such property for purposes of computing Net Income and Net Losses.

(f)           If any unvested LTIP Units are forfeited, as described in Section 15.2(b), upon such forfeiture, the Gross Asset Value of the Partnership’s assets shall be reduced by the amount

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of any reduction of such Partner’s Capital Account attributable to the forfeiture of such LTIP Units.

“Gross Receipts” means all cash received by the Partnership from any source, including rents and interest and repayment of loans made by the Partnership and Capital Contributions, but excluding tenant security deposits and proceeds from any sale, disposition or financing of assets.

“Holder” means either (a) a Partner or (b) an Assignee, owning a Unit, that is treated as a partner of the Partnership for federal income tax purposes.

“Incapacity” or “Incapacitated” means: (i) as to any individual who is a Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating him or her incompetent to manage his or her Person or his or her estate (unless and until such time as such adjudication of incompetence is reversed or revoked); (ii) as to any corporation or limited liability company which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or limited liability company, as the case may be, or the revocation of its charter; (iii) as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership; (iv) as to any estate which is a Partner, the distribution by the fiduciary of the estate’s entire interest in the Partnership; and (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee).

“Indemnification Obligation” means any indemnification obligation owed by the Partnership to the General Partners or their Affiliates pursuant to Section 7.6, which shall be paid (i) in cash or (ii) by the issuance of LP Units having an aggregate value equal to the amount of such Indemnification Obligation, in each case, in accordance with the terms of this Agreement.

“Indemnitee” means (i) any Person made a party to an action, suit or proceeding or claiming any loss, damage, liability, expense or other amount by reason of his, her or its status as (A) a General Partner, a former General Partner or any Person engaged or formerly engaged to provide management services to the Partnership or its Affiliates or (B) a director, officer, employee, agent, trustee or Affiliate of the Partnership, a General Partner, a former General Partner or any Person engaged or formerly engaged to provide management services to the Partnership or its Affiliates, (ii) any Person who is or was serving at the request of a General Partner or a former General Partner or any Affiliate thereof as a director, officer, employee, agent or trustee of another Person and (iii) such other Persons (including Affiliates of the Partnership or any General Partner) as the General Partner may designate from time to time, in its sole and absolute discretion.

“IRS” means the United States Internal Revenue Service or any successor agency.

“Limited Partner” means any Person holding LP Units or LTIP Units as set forth in Exhibit A attached hereto, as such Exhibit A may be amended from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person’s capacity as a Limited Partner in the Partnership. For the avoidance of doubt, a General Partner may also be a Limited Partner and will have the rights and powers, and will be subject to the restrictions and liabilities, of a Limited Partner to the extent of its LP Units.

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“Limited Partner Interest” means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest shall be expressed as a number of LP Units.

“Liquidating Event” has the meaning set forth in Section 13.1.

“Liquidating Gains” means any net gain realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership (including upon the occurrence of any Liquidating Event or Terminating Capital Transaction), including but not limited to net gain realized in connection with an adjustment to the Gross Asset Value of Partnership assets under the definition of Gross Asset Value in Section 1.1 of this Agreement.

“Liquidator” has the meaning set forth in Section 13.2(a).

“Loan Documents” means the loan agreements, indentures and other ancillary documents evidencing, securing, guaranteeing, or otherwise associated with the Debt of a General Partner or the Partnership, or any of their respective Subsidiaries, from time to time.

“LP Unit” means a Unit of Interest, other than an LTIP Unit or a GP Unit, which, when expressed as a number, represents a fractional share of a Limited Partner’s rights as measured against the Units of Interest of all Partners issued pursuant to Article 4.

“LTIP Unit Distribution Participation Date” has the meaning set forth in Section 15.4(a).

“LTIP Units” means the Units designated as such having the rights, powers, privileges, restrictions, qualifications and limitations set forth herein and in the Equity Incentive Plan or any Vesting Agreement relating thereto. LTIP Units can be issued in one or more classes, or one or more series of any class bearing such relationship to one another as to allocations, distributions, and other rights as the General Partner shall determine in its sole and absolute discretion subject to Delaware law.

“Majority in Interest of the Outside Limited Partners” means Limited Partners (excluding for this purpose any Limited Partner Interests held by (i) a General Partner or its Subsidiaries, (ii) any Person of which a General Partner or its Subsidiaries directly or indirectly owns or controls more than fifty percent (50%) of the voting interests and (iii) any Person directly or indirectly owning or controlling more than fifty percent (50%) of the outstanding interests of a General Partner) holding more than fifty percent (50%) of the outstanding Units held by all Limited Partners who are not excluded for the purposes hereof.

“Market Price” has the meaning set forth in the definition of “Value.”

“Merger” has the meaning set forth in the Recitals.

“Merger Agreement” has the meaning set forth in the Recitals.

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“Net Income” or “Net Loss” means, for each Partnership Year, an amount equal to the Partnership’s taxable income or loss for such Partnership Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a)          Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of “Net Income” or “Net Loss” shall be added to such taxable income or loss;

(b)          Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of “Net Income” or “Net Loss,” shall be subtracted from such taxable income or loss;

(c)          In the event the Gross Asset Value of any Partnership property is adjusted pursuant to subparagraph (b) or subparagraph (c) of the definition of “Gross Asset Value,” the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(d)          Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(e)          In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Partnership Year;

(f)           To the extent an adjustment to the adjusted tax basis of any Partnership property pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partnership Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

(g)          Notwithstanding any other provision of this definition of “Net Income” or “Net Loss,” any items of income, gain, loss or deduction which are specially allocated pursuant to Article 6 shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to Article 6 shall be determined by applying rules analogous to those set forth in this definition of “Net Income” or “Net Loss.”

“New Debt Obligation” has the meaning set forth in Section 4.5(d).

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“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.752-1(a)(2).

“Notice of Redemption” means the Notice of Redemption substantially in the form of Exhibit B attached hereto.

“Officer” has the meaning set forth in Section 7.1(c).

“Omega Contribution” has the meaning set forth in the Recitals.

“Omega Contribution Agreement” has the meaning set forth in the Recitals.

“Omega Holdco” has the meaning set forth in the introductory paragraph.

“Omega REIT” has the meaning set forth in the introductory paragraph.

“Original Agreement” has the meaning set forth in the Recitals.

“Participating Facility” means any facility, the ownership interest of which is directly or indirectly owned or leased in full or in part by the Partnership.

“Partner” means a General Partner or a Limited Partner, and “Partners” means the General Partners and the Limited Partners, collectively.

“Partner Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2 (i)(3).

“Partner Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4).

“Partner Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

“Partnership” means OHI Healthcare Properties Limited Partnership, a Delaware limited partnership, and any successor thereto.

“Partnership Assets” means any and all such interests (direct or indirect) in personal property and real property, including equity interests in other entities, interests in joint ventures, fee interests, interests in ground leases, interests in mortgages and Debt instruments, that the Partnership may hold from time to time.

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“Partnership Interest” means a Partner’s ownership interest in the Partnership including any and all benefits to which the holder of such Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Partner to comply with the terms and provisions of this Agreement. A Partnership Interest shall be expressed as a number of Units.

“Partnership Minimum Gain” has the meaning given such term in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for any Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

“Partnership Record Date” means a record date established by the General Partner for the distribution of Available Cash pursuant to Section 5.1, which record date shall generally be the same as the record date established by Omega REIT for a distribution to its stockholders of some or all of its portion of such distribution received directly or indirectly from the Partnership.

“Partnership Year” has the meaning set forth in Section 9.2.

“Percentage Interest” means, as to a Partner, the percentage determined by dividing the Units owned by such Partner by the total number of Units then outstanding as specified in Exhibit A attached hereto, as such Exhibit may be amended from time to time. If the Partnership issues additional classes or series of Partnership Interests other than as contemplated herein, the interest in the Partnership among the classes or series of Partnership Interests shall be determined as set forth in an amendment to this Agreement setting forth the rights and privileges of such additional classes or series of Partnership Interests, if any, as contemplated by Section 4.4. For purposes of computing the Percentage Interest of a Holder of Units in connection with any determination required to be made under this Agreement, the total number of LTIP Units then outstanding shall be included in such computations or such fractional portion of each LTIP Unit as may be specified in this Agreement or any operative document governing the provisions of the Equity Incentive Plan pursuant to which an award of LTIP Units is made.

“Person” means an individual or a corporation, limited liability company, partnership, trust, unincorporated organization, association or other entity.

“Principal General Partner” means the General Partner designated as such on Exhibit A.

“Proposed Section 83 Safe Harbor Regulations” has the meaning set forth in Section 15.11.

“PTP Safe Harbors” has the meaning set forth in Section 11.6(e).

“Publicly Traded” means listed or admitted to trading on the New York Stock Exchange, the NASDAQ Stock Market or another national securities exchange, or any successor to the foregoing.

“Qualified REIT Subsidiary” means a qualified REIT Subsidiary of Omega REIT within the meaning of Code Section 856(i)(2).

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“Qualified Transferee” means an “Accredited Investor” as defined in Rule 501 promulgated under the Securities Act.

“Qualifying Party” means (a) a Limited Partner set forth on Exhibit A attached hereto, (b) an Additional Limited Partner or (c) a Substituted Limited Partner succeeding to all or part of the Limited Partner Interest of (i) a Limited Partner set forth on Exhibit A attached hereto or (ii) an Additional Limited Partner.

“Redemption” has the meaning set forth in Section 8.6(a).

“Regulations” means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Regulatory Allocations” has the meaning set forth in Section 6.2(b)(vii).

“REIT” means a real estate investment trust qualifying under Code Section 856.

“REIT Payment” has the meaning set forth in Section 16.11.

“REIT Requirements” has the meaning set forth in Section 5.1(c).

“REIT Share” means a share of Omega REIT’s common stock, par value $0.10 per share.

“REIT Shares Amount” means a number of REIT Shares equal to the product of (a) the number of Tendered Units and (b) the Adjustment Factor in effect on the Specified Redemption Date with respect to such Tendered Units; provided, however, that in the event that Omega REIT issues to all holders of REIT Shares as of a certain record date rights, options, warrants or convertible or exchangeable securities entitling Omega REIT’s stockholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the “Rights”), with the record date for such Rights issuance falling within the period starting on the date of the Notice of Redemption and ending on the day immediately preceding the Specified Redemption Date, which Rights will not be distributed before the relevant Specified Redemption Date, then the REIT Shares Amount shall also include such Rights that a holder of that number of REIT Shares would be entitled to receive, expressed, where relevant hereunder, in a number of REIT Shares determined by the General Partner in good faith.

“Rights” has the meaning set forth in the definition of “REIT Shares Amount.”

“Section 83 Safe Harbor” has the meaning set forth in Section 15.11.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

“Service Provider” has the meaning set forth in Section 4.6.

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“Specified Redemption Date” means the tenth (10th) Business Day following receipt by the General Partner of a Notice of Redemption; provided that if the REIT Shares are not Publicly Traded, the Specified Redemption Date means the thirtieth (30th) Business Day following receipt by the General Partner of a Notice of Redemption.

“Subsidiary” means, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person and (b) any partnership, limited liability company or other entity in which such Person and/or one or more Subsidiaries of such Person shall have, directly or indirectly, an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

“Substituted Limited Partner” means a Person who is admitted to the Partnership as a Limited Partner pursuant to Section 11.4.

“Survivor” has the meaning set forth in Section 11.2(b)(iii).

“Tax Items” has the meaning set forth in Section 6.3(a).

“Tendered Units” has the meaning set forth in Section 8.6(a).

“Tendering Partner” has the meaning set forth in Section 8.6(a).

“Terminating Capital Transaction” means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.

“Transaction” has the meaning set forth in Section 11.2(b).

“Transfer” or “Transferred” means, as a noun, any voluntary or involuntary transfer, exchange, sale, pledge, hypothecation, gift (outright or in trust) or other disposition or encumbrance and, as a verb, voluntarily or involuntarily to transfer, exchange, sell, pledge, hypothecate, gift (outright or in trust) or otherwise dispose of or encumber; provided, however, that when the term is used in Article 11, “Transfer” does not include any Redemption of Units by the Partnership or a General Partner, or acquisition of Tendered Units by a General Partner, pursuant to Section 8.6.

“Unearned LTIP Units” has the meaning set forth in Section 15.2.

“Unit” means a fractional share of a Partnership Interest of a Partner, also referred to as “Unit of Interest.” The Partnership shall have three types of “Units” or “Units of Interest”— “GP,” “LP,” and “LTIP”— issued pursuant to Article 4; provided, however, that the General Partner Interests, the Limited Partner Interests and LTIP Interests shall have the differences in

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rights and privileges as specified in this Agreement or, in the case of an LTIP Unit, as specified in an Equity Incentive Plan or any Vesting Agreement relating thereto.

“Unvested LTIP Units” has the meaning set forth in Section 15.2(a).

“Value” means, on any date of determination with respect to a REIT Share, the average of the daily Market Prices for ten (10) consecutive trading days immediately preceding the date of determination except that, as provided in Section 4.6(b), the Market Price for the trading day immediately preceding the date of exercise of a stock option under any Equity Incentive Plan shall be substituted for such average of daily market prices for purposes of Section 4.6; provided, however, that for purposes of Section 8.6, the “date of determination” shall be the date of receipt by the General Partner of a Notice of Redemption or, if such date is not a Business Day, the immediately preceding Business Day. The term “Market Price” on any date shall mean: (i) if the REIT Shares are listed or admitted to trading on the New York Stock Exchange or another stock exchange, the last sale price for a REIT Share, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices for a REIT Share, regular way, on such date, in each case as reported by the New York Stock Exchange or such other stock exchange on which the REIT Shares are listed or admitted to trading; (ii) if the REIT Shares are not listed or admitted to trading on the New York Stock Exchange or another stock exchange, the last reported sale price on such date or, if no sale takes place on such date, the average of the closing bid and asked prices for a REIT Share on such date or, if no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such date, in each case as reported by a reliable quotation source selected by the General Partner; or (iii) in the event that no trading price is available for REIT Shares, the fair market value of a REIT Share, as determined in good faith by the Board of Directors of Omega REIT.

“Vested LTIP Units” has the meaning set forth in Section 15.2(a).

“Vesting Agreement” has the meaning set forth in Section 15.2(a).

Article 2

ORGANIZATIONAL MATTERS

Section 2.1.         Organization.   The Partnership is a limited partnership formed pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement. Except as expressly provided herein, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interests of each Partner shall be personal property for all purposes.

Section 2.2.         Name.   The name of the Partnership is “OHI Healthcare Properties Limited Partnership.” The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including in the name of a General Partner or any Affiliate thereof. The words “Limited Partnership,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall

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notify the Limited Partners of such change in the next regular communication to the Limited Partners.

Section 2.3.         Registered Office and Agent; Principal Office.  The address of the registered office of the Partnership in the State of Delaware is located at Corporation Service Company, 2711 Centerville Road, Wilmington, Delaware 19808, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office is Corporation Service Company. The principal office of the Partnership is located at 200 International Circle, Suite 3500, Hunt Valley, Maryland 21030 or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

Section 2.4.         Power of Attorney.

(a)          Each Limited Partner and each Assignee constitutes and appoints the General Partner and any Liquidator (and any successor to any thereof by merger, transfer, assignment, election or otherwise) and each of the authorized officers and attorneys-in-fact of each of the foregoing, and each of those acting singly, in each case, with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

(i)          execute, swear to, acknowledge, deliver, file and record in the appropriate public offices: (A) all certificates, documents and other instruments (including this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or any Liquidator, as applicable, deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all instruments that the General Partner or any Liquidator, as applicable, deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement made in accordance with the terms of this Agreement; (C) all conveyances and other instruments or documents that the General Partner or any Liquidator, as applicable, deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including a certificate of cancellation; (D) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article 11, Article 12 or Article 13 or the Capital Contribution of any Partner; and (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Units, including any class of Units issued pursuant to Article 4; and

(ii)         execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, as applicable, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this

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Agreement or appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, as applicable, to effectuate the terms or intent of this Agreement.

Nothing contained in this Section 2.4 shall be construed as authorizing a General Partner or any Liquidator, as applicable, to amend this Agreement except in accordance with Article 14 or as may be otherwise expressly provided for in this Agreement.

(b)          The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner and any Liquidator, as applicable, to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity or bankruptcy of any Limited Partner or Assignee or the Transfer of all or any portion of such Limited Partner’s or Assignee’s Units or Partnership Interests and shall extend to such Limited Partner’s or Assignee’s heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or any Liquidator, as applicable, acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to it to contest, negate or disaffirm the action of the General Partner or any Liquidator, as applicable, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or any Liquidator, as applicable, within fifteen (15) days after receipt of the General Partner’s or Liquidator’s, as applicable, request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

Section 2.5.         Term.  The term of the Partnership commenced on the filing of the Certificate with the Secretary of State of the State of Delaware and the Partnership shall continue in existence until the termination of the Partnership in accordance with the provisions of Article 13.

Article 3

PURPOSE

Section 3.1.         Purpose and Business.  The purpose and nature of the business to be conducted by the Partnership shall be: (a) to hold general partner interests, limited partner interests, limited liability company interests or other equity interests in, and to serve as general partner or manager of, or such other positions that control the operations of, any Subsidiary and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership as a general partner, manager or other position of control of each such Subsidiary pursuant to the partnership, operating or other agreement pursuant to which such Subsidiary is owned and operated or otherwise; (b) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act; (c) to enter into any other partnership, joint venture or other similar arrangement to engage in any of the foregoing or to own interests, directly or indirectly, in any entity engaged, directly or indirectly, in any of the foregoing; and (d) to do anything necessary or incidental to the foregoing; provided, however, such business and arrangements and interests shall be limited to and conducted in such a manner, in the General

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Partner’s sole and absolute discretion, so as to permit Omega REIT at all times to be classified as a REIT, unless Omega REIT, in accordance with its Charter and Bylaws, in its sole and absolute discretion has chosen to cease to qualify as a REIT or has chosen not to attempt to qualify as a REIT for any reason or reasons whether or not related to the business conducted by the Partnership. Without limiting the generality of the foregoing, the Partners acknowledge that the status of Omega REIT as a REIT inures to the benefit of all Partners and not solely to Omega REIT or its Affiliates.

Section 3.2.         Powers.

(a)          The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, including full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of Debt, whether or not secured by mortgage, deed of trust, pledge or other lien, acquire and develop real property and personal property and lease, sell, transfer and dispose of real property and personal property.

(b)          Notwithstanding any other provision in this Agreement, the General Partner may cause the Partnership to take, or to refrain from taking, any action that, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of Omega REIT to continue to qualify as a REIT, (ii) could subject Omega REIT to any additional taxes under Code Sections 856 or 857, or Code Section 4981 or any other related or successor provisions of the Code or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over Omega REIT, its securities or the Partnership.

Section 3.3.         Partnership Only for Purposes Specified.  The Partnership shall be a partnership only for tax purposes and the purposes specified in Section 3.1, and this Agreement shall not be deemed to create a partnership among the Partners with respect to any activities whatsoever other than the activities within such purposes. Except as otherwise expressly provided in this Agreement, no Limited Partner, in its capacity as such, shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Partnership, its properties or any other Partner. No Partner, in its capacity as a Partner under this Agreement, shall be responsible or liable for any Debt or obligation of another Partner, nor shall the Partnership be responsible or liable for any Debts or obligation of any Partner, incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, Debt or obligations incurred or assumed pursuant to and as limited by the terms of this Agreement and the Act.

Section 3.4.         Representations and Warranties by the Parties.

(a)          Each Partner (including each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner, respectively) that is an individual represents and warrants to the Partnership and to each other Partner that (i) such Partner has the legal capacity to enter into this Agreement and perform such Partner’s obligations hereunder, (ii) the consummation of the transactions contemplated by

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this Agreement will not result in a breach or violation of, or a default under, any agreement by which such Partner or any of such Partner’s property is bound, or any statute, regulation, order or other law to which such Partner is subject, (iii) subject to the last sentence of this Section 3.4(a) such Partner is neither a “foreign person” within the meaning of Code Section 1445(f) nor a “foreign partner” within the meaning of Code Section 1446(e), (iv) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity)), (v) if such Partner is a Substituted Limited Partner or an Additional Limited Partner but is not an Excepted Holder, such Partner does not own, directly or indirectly, (A) 9.8% or more of the total combined voting power of all classes of stock entitled to vote, or 9.8% or more of the total value of all classes of stock, of any corporation that is a tenant of (1) Omega REIT or any Qualified REIT Subsidiary, (2) the Partnership or (3) any partnership, venture or limited liability company of which Omega REIT, any Qualified REIT Subsidiary or the Partnership is a member or (B) an interest of 9.8% or more in the assets or net profits of any tenant of (1) Omega REIT or any Qualified REIT Subsidiary, (2) the Partnership or (3) any partnership, venture or limited liability company of which Omega REIT, any Qualified REIT Subsidiary or the Partnership is a member and (vi) if such Partner is a Substituted Limited Partner or an Additional Limited Partner and is an Excepted Holder, such Partner does not own, directly or indirectly, REIT Shares in excess of his or her Excepted Holder Limit. Notwithstanding anything contained herein to the contrary, in the event that the representation contained in the foregoing clause (iii) would be inaccurate if given by a Partner, such Partner (x) shall not be required to make and shall not be deemed to have made such representation if it delivers to the General Partner in connection with or prior to its execution of this Agreement written notice that it may not truthfully make such representation, (y) hereby agrees that it is subject to, and hereby authorizes the General Partner to withhold, all withholdings to which such a “foreign person” or “foreign partner,” as applicable, is subject under the Code and (z) hereby agrees to cooperate fully with the General Partner with respect to such withholdings, including by effecting the timely completion and delivery to the General Partner of all governmental forms required in connection therewith.

(b)          Each Partner (including each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner, respectively) that is not an individual represents and warrants to the Partnership and to each other Partner that (i) such Partner is duly organized under the laws of its state of formation, and has the requisite power to execute and deliver this Agreement and perform its obligations hereunder, (ii) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary corporate, limited liability company or partnership action, as the case may be, including that of its general partner(s), members, committee(s), trustee(s), beneficiaries, directors and/or stockholder(s), as the case may be, as required, (iii) the consummation of such transactions will not result in a breach or violation of, or a default under, its partnership agreement, operating agreement, trust agreement, charter or by-laws or other organizational documents, as the case may be, any agreement by which such Partner or any of such Partner’s property or any of its partners, beneficiaries, trustees or stockholders, as the case may be, is or are bound, or any statute, regulation, order or other law to which such Partner or any of its partners, trustees, beneficiaries or stockholders, as the case may be, is or are subject,

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(iv) subject to the last sentence of this Section 3.4(b), such Partner is neither a “foreign person” within the meaning of Code Section 1445(f) nor a “foreign partner” within the meaning of Code Section 1446(e), (v) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity)), (vi) if such Partner is a Substituted Limited Partner or an Additional Limited Partner but is not an Excepted Holder, neither such Partner nor any of its beneficial owners owns, directly or indirectly, (A) 9.8% or more of the total combined voting power of all classes of stock entitled to vote, or 9.8% or more of the total value of all classes of stock, of any corporation that is a tenant of (1) Omega REIT or any Qualified REIT Subsidiary, (2) the Partnership or (3) any partnership, venture or limited liability company of which Omega REIT, any Qualified REIT Subsidiary or the Partnership is a member or (B) an interest of 9.8% or more in the assets or net profits of any tenant of (1) Omega REIT or any Qualified REIT Subsidiary, (2) the Partnership or (3) any partnership, venture, or limited liability company of which Omega REIT, any Qualified REIT Subsidiary or the Partnership is a member, and (vii) if such Partner is a Substituted Limited Partner or an Additional Limited Partner and is an Excepted Holder, neither such Partner nor any of its beneficial owners owns, directly or indirectly, REIT Shares in excess of its Excepted Holder Limit. Notwithstanding anything contained herein to the contrary, in the event that the representation contained in the foregoing clause (iv) would be inaccurate if given by a Partner, such Partner (x) shall not be required to make and shall not be deemed to have made such representation if it delivers to the General Partner in connection with or prior to its execution of this Agreement written notice that it may not truthfully make such representation, (y) hereby agrees that it is subject to, and hereby authorizes the General Partner to withhold, all withholdings to which such a “foreign person” or “foreign partner,” as applicable, is subject under the Code and (z) hereby agrees to cooperate fully with the General Partner with respect to such withholdings, including by effecting the timely completion and delivery to the General Partner of all governmental forms required in connection therewith.

(c)          Each Partner (including each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or Substituted Limited Partner, respectively) represents and warrants that it has acquired its interest in the Partnership for its own account for investment purposes only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, nor with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances in violation of securities law, except for the anticipated distribution of Units to Qualified Transferees in connection with the liquidation and dissolution of Aviv LP. Each Partner further represents and warrants that it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds it has invested in the Partnership in what it understands to be a highly speculative and illiquid investment.

(d)          The representations and warranties contained in Section 3.4(a), Section 3.4(b), and Section 3.4(c) shall survive the execution and delivery of this Agreement by each Partner (and, in the case of an Additional Limited Partner or a Substituted Limited Partner, the admission

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of such Additional Limited Partner or Substituted Limited Partner as a Limited Partner in the Partnership) and the dissolution and winding up of the Partnership.

Article 4

CAPITAL CONTRIBUTIONS

Section 4.1.         Capital Contributions of the Partners.  Each Partner has made (or shall be deemed to have made) a Capital Contribution to the Partnership and in exchange has been issued Units in the respective amounts set forth for such Partner on Exhibit A, as the same may be amended from time to time by the General Partner without the consent of any Limited Partner to the extent necessary to reflect accurately sales, exchanges, conversions or other Transfers, redemptions, Capital Contributions, the issuance of additional Units or similar events having an effect on a Partner’s ownership of Units. Except as required by law or as otherwise provided in Section 4.4 or Section 4.5, no Partner shall be required to make any additional Capital Contributions or loans to the Partnership.

Section 4.2.         General Partner Interest.  The Partnership shall have at least one (1), but may have more than one (1), General Partner.  The Partnership shall have only one (1) General Partner designated as Principal General Partner.  Except as otherwise specifically stated herein or as the context may otherwise require, the Principal General Partner, in its sole and absolute discretion and without the consent of the Limited Partners or other General Partner(s), if any, shall have all of the powers and obligations granted to or imposed on the General Partner hereunder. The action or inaction, as the case may be, of the Principal General Partner with respect to any of the powers or obligations granted to or imposed on the General Partner hereunder shall be deemed an exercise of the powers and performance of the obligations generally delegated to the General Partner hereunder. For purposes of clarity and not in limitation of the foregoing, all references in this Agreement to the “General Partner” shall be references to the Principal General Partner except as the context may otherwise require.

Section 4.3.         Units.  From and after the Effective Date, the Partnership shall have three classes of Units: “GP Units,” “LP Units” and “LTIP Units.” Notwithstanding any provision of this Agreement to the contrary, no class, series, or group of Partners or Partnership Interests shall exist except as expressly provided in this Agreement or expressly provided by action duly taken in accordance with this Agreement, and no such class, series, or group of Partners or Partnership Interests shall be entitled to vote, consent, or give approval with respect to any matter as a class, series, or group except as expressly provided in this Agreement or expressly provided by action duly taken in accordance with this Agreement.

Section 4.4.         Issuances of Additional Partnership Interests.

(a)          General.  The General Partner is hereby authorized to cause the Partnership to issue additional Partnership Interests, in the form of Units, for any Partnership purpose, at any time or from time to time, to the Partners (including a General Partner) or to other Persons, and to admit such other Persons as Additional General Partners and/or Additional Limited Partners, for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partners. Without limiting the foregoing, the General Partner is expressly authorized to cause the

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Partnership to issue Units (i) upon the conversion, redemption or exchange of any Debt or other securities issued by the Partnership, (ii) for less than Fair Market Value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the Omega REIT and the Partnership, and (iii) in connection with any merger of any other Person with or into the Partnership or any Subsidiary of the Partnership if the applicable merger agreement provides that Persons are to receive Units in exchange for their interests in the Person merging with or into the Partnership or any Subsidiary of the Partnership. Any additional Partnership Interests shall be issued as Units. Upon the issuance of any additional Units, the General Partner shall amend Exhibit A as appropriate to reflect such issuance, which such amendment shall not require the consent of any Limited Partner.

(b)          Issuances to the General Partners.  No additional Units shall be issued to a General Partner unless: (i) the additional Units are issued to all Partners in proportion to their respective Percentage Interests; (ii) (A) the additional Units are Units issued in connection with an issuance of REIT Shares and (B) a General Partner contributes or otherwise causes to be transferred to the Partnership the cash proceeds or other consideration, if any, received in connection with the issuance of such REIT Shares; (iii) the additional Units are issued upon the conversion, redemption or exchange of Debt or other securities issued by the Partnership; or (iv) the additional Units are issued to and in connection with the admission of a new Additional General Partner where there has been a transfer of property having a Fair Market Value equal to the Value of the additional Units transferred to the new Additional General Partner. In the event that the Partnership issues additional Units pursuant to this Section 4.4(b), the General Partner shall make such revisions to this Agreement as it determines are necessary to reflect the issuance of such additional Units.

Section 4.5.         Additional Equity Funding, Capital Contributions.

(a)          General.  The General Partner may, at any time and from time to time, determine that the Partnership requires additional funds (“Additional Funds”) for the acquisition of additional Partnership Assets, for the redemption of Units or for such other Partnership purposes as the General Partner may determine in its sole and absolute discretion. Additional Funds may be raised by the Partnership, at the election of the General Partner, in any manner provided in, and in accordance with, the terms of this Section 4.5. No Person shall have any preemptive, preferential or similar right or rights to subscribe for or acquire any Partnership Interests.

(b)          Additional Capital Contributions.  The Partnership may raise all or any portion of such Additional Funds by accepting additional Capital Contributions from the Partners (or any Partner, including a General Partner) or from third parties on terms and conditions as shall be determined by the General Partner. In connection with any such additional Capital Contributions (of cash or property), the General Partner is hereby authorized and directed to cause the Partnership to issue additional Units and to amend the Percentage Interests attributable to each Partner. In the event that the Partnership accepts additional Capital Contributions pursuant to this Section 4.5(b), the General Partner shall make such additional revisions to this Agreement (including Exhibit A) as are consistent with and necessary to reflect such additional Capital Contributions and issuance of Units, in each case without the consent of any Limited Partner.

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(c)          Issuance of Securities by Omega REIT.  In the event that Omega REIT issues any additional REIT Shares or other shares of capital stock in a transaction that does not otherwise result in a change in the Adjustment Factor, Omega REIT shall contribute such cash or other consideration received in connection with the issuance of such REIT Shares (or other shares of capital stock of Omega REIT) to the Partnership (or indirectly to any Partnership Subsidiary) in exchange for additional LP Units; provided, however, that notwithstanding the foregoing, Omega REIT may issue REIT Shares or other shares of capital stock without any such corresponding contribution or issuance of additional LP Units (i) pursuant to Section 8.6(b), (ii) pursuant to a dividend or distribution (including any stock split) of REIT Shares or other shares of capital stock to all of the holders of REIT Shares or other shares of capital stock or (iii) pursuant to share grants or awards made pursuant to any Equity Incentive Plan. In the event of any issuance by Omega REIT of additional REIT Shares or other shares of capital stock, and a direct or indirect contribution to the Partnership or any Partnership Subsidiary of the cash proceeds or other consideration received from such issuance, the Partnership shall pay Omega REIT’s expenses associated with such issuance, including any underwriting discounts or commissions (it being understood that if the proceeds actually received by Omega REIT are less than the gross proceeds of such issuance as a result of any underwriter’s discount or other expenses paid or incurred by Omega REIT in connection with such issuance, then Omega REIT shall be deemed to have made a Capital Contribution to the Partnership, in the amount of the gross proceeds of such issuance and the Partnership shall be deemed simultaneously to have reimbursed Omega REIT for the amount of such underwriter’s discount or other expenses). Without limiting the foregoing, Omega REIT is expressly authorized to issue additional REIT Shares or other shares of capital stock, as the case may be, for less than Fair Market Value, and the General Partner is expressly authorized to cause the Partnership to issue to Omega REIT or its designee corresponding Units, so long as (a) the General Partner concludes in good faith that such issuance is in the interests of Omega REIT and the Partnership and (b) Omega REIT transfers, directly or indirectly, all net proceeds from any such issuance (after deducting any out-of-pocket expenses incurred in connection therewith) directly or indirectly to the Partnership. Notwithstanding the foregoing, this Section 4.5 shall not apply to any issuance of additional REIT Shares (or other shares of capital stock of Omega REIT) that is subject to Section 4.6.

(d)          Issuance of Debt Obligations by Omega REIT.  In the event that Omega REIT issues any new debt obligation (the “New Debt Obligation”), Omega REIT shall contribute the cash or other consideration received in connection with the issuance of the New Debt Obligation to the Partnership (or indirectly to any Partnership Subsidiary), net of any such proceeds used by Omega REIT directly to pay costs and expenses incurred in connection with the issuance of such New Debt Obligation (included but not limited to underwriting, discounts, commissions or fees, and professional fees and expenses) (collectively, “Debt Transaction Costs”) or to repay, redeem, defease or otherwise refinance other Indebtedness of Omega REIT. In exchange for such contribution by Omega REIT, the Partnership shall be deemed to have assumed and agreed to pay, perform or otherwise fulfill all of Omega REIT’s liabilities and obligations with respect to such New Debt Obligation (the “Assumed New Debt Obligations and Liabilities”) and to reimburse all Omega REIT’s expenses associated with the issuance of the New Debt Obligation, including any Debt Transaction Costs not paid directly by Omega REIT. Notwithstanding the foregoing provisions of this paragraph, although the Partnership shall be deemed to have assumed primary responsibility for the Assumed New Debt Obligations and Liabilities, Omega REIT shall remain and continue as obligor and to be fully liable, whether in its capacity as issuer,

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borrower, guarantor, lessee or otherwise, with respect to all such Assumed New Debt Obligations and Liabilities, and nothing herein shall be deemed to release Omega REIT from any such Assumed New Debt Obligations and Liabilities, or require Omega REIT to assign or transfer to the Partnership (or require the Partnership to acquire or succeed to) Omega REIT’s interest as issuer, borrower, guarantor, lessee or other named obligor of any of the Assumed New Debt Obligations and Liabilities.

Section 4.6.         Equity Incentive Plan.

(a)          Incentive Grants to Employees and Independent Directors.  If at any time or from time to time, in connection with an Equity Incentive Plan, (1) a stock option granted to an employee, contractor or director of the Partnership, Omega REIT or any other Subsidiary of a General Partner (a “Service Provider”) pursuant to such an Equity Incentive Plan is validly exercised and REIT Shares are issued to the Service Provider, (2) restricted stock is issued to a Service Provider for which an election under Section 83(b) of the Code is made by such Service Provider, (3) restricted stock was issued to a Service Provider for which an election under Section 83(b) of the Code was not made by such Service Provider and the ownership rights in such stock have vested, (4) restricted stock units granted to a Service Provider vest and REIT Shares are issued in settlement thereof, or (5) deferred stock units issued to a Service Provider become payable and REIT Shares are issued in settlement thereof:

(i)          To the extent applicable, the applicable General Partner or Subsidiary of a General Partner, as soon as practicable after such issuance, shall make or cause to be made a Capital Contribution to the Partnership in an amount equal to the aggregate exercise price paid in connection with such issuance by such exercising party in connection with the exercise of such stock option.

(ii)         Notwithstanding the amount of the Capital Contribution actually made pursuant to Section 4.6(a)(i), the applicable General Partner shall be deemed to have contributed to the Partnership, as a Capital Contribution, an amount equal to the Value of a REIT Share as of: (A) the date of exercise of an option; (B) the date on which the election under Section 83(b) of the Code is made with respect to such restricted stock; (C) the date on which the vesting event occurs with respect to restricted stock as to which no Section 83(b) election was made; or (D) the date of issuance of REIT Shares in connection with the settlement of restricted stock units or deferred stock units; as the case may be, multiplied by the number of REIT Shares then being issued in connection therewith, in exchange for a number of GP Units equal to the number of REIT Shares being issued in connection therewith.

(b)          Special Valuation Rule.  In determining the Value of a REIT Share for purposes of this Section 4.6, the following dates as determined under the Equity Incentive Plan shall be the relevant dates for making such determination of Value of a REIT Share: (i) in the case of an option, only the trading date immediately preceding the exercise date of the relevant stock option; (ii) in the case where an election under Section 83(b) of the Code is made with respect to the REIT Shares, the date that the election is effective; (iii) in the case of a Restricted Stock award for which no election under Section 83(b) of the Code was made upon issuance of such REIT Shares, the date on which such REIT Shares vest, and (iv) in the case of an issuance of

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REIT Shares in settlement of restricted stock units or deferred stock units, the date on which such REIT Shares are issued.

(c)          Future Equity Incentive Plans.  Nothing in this Agreement shall be construed or applied to preclude or restrain a General Partner from adopting, modifying or terminating any Equity Incentive Plan for the benefit of employees, contractors, directors or other business associates of a General Partner, the Partnership or any of their Affiliates. The Limited Partners acknowledge and agree that, in the event that any such plan is adopted, modified or terminated by a General Partner, the Partnership or any of their Affiliates, amendments to this Section 4.6 may become necessary or desirable and the General Partner is hereby authorized to make such amendments as it deems, in its sole and absolute discretion, necessary or appropriate in connection therewith without any consent or approval of the Limited Partners.

(d)          Tax Treatment.  For federal tax purposes, the issuance of REIT Shares, whether as a result of exercise of an option, concurrent with the making of an election in accordance with Section 83(b) of the Code with respect to restricted stock, the vesting of previously issued restricted stock for which no Section 83(b) election was made, or the issuance of REIT Shares in connection with the settlement of restricted stock units or deferred stock units, as described in this Section 4.6 shall be treated in accordance with Regulations Section 1.1032-3(b), and the following transactions shall be deemed to have occurred: first, the Capital Contribution described in Section 4.6(a)(ii) shall be deemed to occur; second, the Partnership shall be deemed to purchase from Omega REIT, the REIT Shares being issued using the cash deemed contributed to the Partnership; and third, the Partnership shall be deemed to issue the REIT Shares to the exercising party.

Section 4.7.         Other Contribution Provisions.  In the event that any Partner is admitted to the Partnership and is given a Capital Account in exchange for services rendered to the Partnership, unless otherwise determined by the General Partner in its sole and absolute discretion, such transaction shall be treated by the Partnership and the affected Partner as if the Partnership had compensated such Partner in cash and such Partner had contributed the cash to the capital of the Partnership. In addition, with the consent of the General Partner, one or more Limited Partners may enter into contribution agreements with the Partnership which have the effect of providing a guarantee of certain obligations of the Partnership.

Article 5

DISTRIBUTIONS

Section 5.1.         Distributions of Available Cash.

(a)          Subject to the provisions of the applicable Loan Documents and, subject to any adjustments or modifications required to be made to amounts otherwise required to be distributed in accordance with Section 15.4(a), which adjustments or modifications are set forth in this Agreement, or in any Vesting Agreement with respect to LTIP Units , the General Partner shall cause the Partnership to distribute, at least quarterly, all Available Cash generated by the Partnership during such quarter to the Holders of Units on the Partnership Record Date established with respect to such quarter, pro rata in proportion to the respective Percentage Interests of such Holders on such Partnership Record Date. Distributions payable with respect to

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any Units (other than LTIP Units) that were not outstanding during the entire quarterly period in respect of which any distribution is made shall be prorated based on the portion of the period that such Units were outstanding.

(b)          Notwithstanding Section 5.1(a), the General Partner may make distributions of Available Cash to Holders of LTIP Units to the extent permitted or required in accordance with Section 15.4(b) or Section 15.4(c), including any modification to Section 15.4(b) or Section 15.4(c) or as may be set forth in any Vesting Agreement, which distributions shall not be considered a distribution of Available Cash under this Section 5.1(a) to which Holders of Common Units are otherwise entitled to participate.

(c)          Subject to the provisions of the applicable Loan Documents, the General Partner in its sole and absolute discretion, may distribute to the Holders Available Cash on a more frequent basis and provide for an appropriate Partnership Record Date. Notwithstanding anything herein to the contrary, the General Partner shall make such reasonable efforts, as determined in its sole and absolute discretion and consistent with Omega REIT’s qualification as a REIT, to cause the Partnership to distribute sufficient amounts in cash to enable Omega REIT to pay stockholder dividends in cash that will (i) satisfy the requirements for its qualification as a REIT under the Code and Regulations (the “REIT Requirements”) and (ii) except to the extent otherwise determined by the General Partner, in its sole and absolute discretion, avoid any federal income or excise tax liability for Omega REIT. Any distributions made pursuant to the authority provided in this Section 5.1(c) shall otherwise be considered to be a distribution made pursuant, and shall otherwise be required to comply with the requirements of, Section 5.1(a).

(d)          Notwithstanding the foregoing, any Indemnification Obligation to be paid in cash in accordance with the Merger Agreement shall be made from distributions that would otherwise have been payable to Partners other than a General Partner.

Section 5.2.         Distributions In-Kind.  No right is given to any Partner to demand and receive property other than cash as provided in this Agreement. The General Partner may determine, in its sole and absolute discretion, to make a distribution in-kind of Partnership Assets to the Holders of Units, and such assets shall be distributed in such a fashion as to ensure that the Fair Market Value is distributed and allocated in accordance with Article 5, Article 6 and Article 10.

Section 5.3.         Distributions Upon Liquidation.  Notwithstanding any of the other provisions of this Article 5, distributions in the year that the Partnership is liquidated pursuant to Article 13 shall be distributed to the Partners in accordance with Section 13.2.

Section 5.4.         Distributions to Reflect Issuance of Additional Units.  In the event that the Partnership issues additional Units pursuant to the provisions of Article 4, subject to Section 14.1(b), the General Partner is hereby authorized to make such revisions to this Article 5 as it determines are necessary or desirable to reflect the issuance of such additional Units.

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Article 6

ALLOCATIONS

Section 6.1.         Timing and Amount of Allocations of Net Income and Net Loss.  Subject to the allocation rules of Section 6.2, Net Income or Net Loss for any Partnership year shall be allocated among Partners in proportion to their respective Percentage Interests.

Section 6.2.         Additional Allocation Provisions.  Notwithstanding the foregoing provisions of this Article 6:

(a)          Special Allocations.

(i)          LTIP Units Special Allocations.  After giving effect to the special allocations set forth in Section 6.2(b), and notwithstanding the provisions of Section 6.1, any Liquidating Gains shall first be allocated to holders of LTIP Units until the Economic Capital Account Balances of such holders, to the extent attributable to their ownership of LTIP Units, is equal in the aggregate to (i) the Common Unit Economic Balance, multiplied by (ii) the number of LTIP Units held by each holder of LTIP Units. Any such allocations shall be made among the holders of LTIP Units in proportion to the amounts required to be allocated to each under this Section 6.2(a)(i). The parties agree that the intent of this Section 6.2(a)(i) and the allocations contemplated by the preceding sentence is to increase the Capital Account balances of the holders of LTIP Units with respect to their LTIP Units to an amount economically equivalent to the Capital Account balance of the Partners with respect to their Common Units based on the Common Unit Economic Balance as of the dates such Liquidating Gains are realized. In the event that Liquidating Gains are allocated under this Section 6.2(a)(i), Net Income and Net Loss allocable under Section 6.1 shall be recomputed without regard to the Liquidating Gains so allocated.

(ii)         Special Allocations to LTIP Units in the Event of an Other Distribution Under Section 15.4(b), a Liquidating Distribution under Section 15.4(c) or Upon Liquidation. After giving effect to the special allocations set forth in Section 6.2(b), and notwithstanding the provisions of Section 6.2(a)(i), (i) Net Income, other than Liquidating Gains, shall first be allocated to any Holder of LTIP Units to the extent any distributions made to a Holder of LTIP Units in accordance with the provisions of Section 15.4(b) would cause a negative balance in the Capital Account of such Holder with respect to such LTIP Units, and (ii) Net Income, including Liquidating Gains, shall then be allocated to the extent any distributions made to a Holder of LTIP Units in accordance with the provisions of Section 15.4(c) or in Liquidation would cause a negative balance in the Capital Account of such Holder with respect to such LTIP Units. In the event that Net Income is allocated under this Section 6.2(a)(ii), Net Income and Net Loss allocable under Section 6.2(a)(i) shall be recomputed without regard to the Net Income or Net Loss, including any Liquidating Gains, allocated under this Section 6.2(a)(ii).

(iii)        Forfeiture Allocations.  Upon a forfeiture of any Unvested LTIP Units by any Partner, gross items of income, gain, loss or deduction shall be allocated to such Partner if and to the extent required by final Regulations promulgated after the Effective

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Date to ensure that allocations made with respect to all Unvested LTIP Units are recognized under Code Section 704(b).

(b)          Regulatory Allocations.

(i)          Minimum Gain Chargeback.  Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding any other provision of this Article 6, if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Partner shall be specially allocated items of Partnership income and gain for such Partnership Year (and, if necessary, subsequent Partnership Years) in an amount equal to such Partner’s share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.2(b)(i) is intended to qualify as a “minimum gain chargeback” within the meaning of Regulations Section 1.704-2(f) which shall be controlling in the event of a conflict between such Regulations and this Section 6.2(b)(i).

(ii)         Partner Minimum Gain Chargeback.  Except as otherwise provided in Regulations Section 1.704-2(i)(4), and notwithstanding any other provision of this Article 6 (except Section 6.2(b)(i)), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such Partnership Year (and, if necessary, subsequent Partnership Years) in an amount equal to such Partner’s share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.2(b)(ii) is intended to qualify as a “chargeback of partner nonrecourse debt minimum gain” within the meaning of Regulations Section 1.704-2(i) which shall be controlling in the event of a conflict between such Regulations and this Section 6.2(b)(ii).

(iii)        Nonrecourse Deductions and Partner Nonrecourse Deductions.  Any Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Partners in accordance with their respective Percentage Interests. Any Partner Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Partner(s) who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations Sections 1.704-2(b)(4) and 1.704-2(i).

(iv)        Qualified Income Offset.  If any Partner unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be

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allocated, in accordance with Regulations Section 1.704-1(b)(2)(ii)(d), to the Partner in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of the Partner as quickly as possible; provided that an allocation pursuant to this Section 6.2(b)(iv) shall be made if and only to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.2(b)(iv) were not in this Agreement. It is intended that this Section 6.2(b)(iv) qualify and be construed as a “qualified income offset” within the meaning of Regulations 1.704-1(b)(2)(ii)(d), which shall be controlling in the event of a conflict between such Regulations and this Section 6.2(b)(iv).

(v)         Limitation on Allocation of Net Loss.  To the extent any allocation of Net Loss would cause or increase an Adjusted Capital Account Deficit only with respect to any Limited Partner, such allocation of Net Loss shall be reallocated among the other Limited Partners in accordance with their respective Capital Contributions, subject to the limitations of this Section 6.2(b)(v). To the extent any allocation of Net Loss would cause or increase an Adjusted Capital Account Deficit as to a General Partner (solely or in addition to any Limited Partner), such allocation of Net Loss shall be reallocated only to a General Partner in accordance with its Capital Contribution, subject to the limitations of this Section 6.2(b)(v).

(vi)        Section 754 Adjustment.  To the extent an adjustment to the adjusted tax basis of any Partnership Asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2) (iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Partner in complete liquidation of its interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in accordance with their interests in the Partnership in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Partners to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(vii)       Curative Allocation.  The allocations set forth in Section 6.2(b)(i), Section 6.2(b)(ii), Section 6.2(b)(iii), Section 6.2(b)(iv) and Section 6.2(b)(v) (the “Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Section 6.1, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Partners so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Regulatory Allocations had not occurred.

(c)          As of the Effective Date, the Partnership has incurred, and agrees to use its reasonable best efforts to maintain, Debt in the aggregate principal amount of not less than One Hundred Million U.S. Dollars ($100,000,000.00), which Debt is not guaranteed by any Person except direct or indirect Subsidiaries of the Partnership, for so long as the limited partners of

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Aviv LP who become Limited Partners as a result of receiving the LP Units from Aviv LP in connection with the Aviv LP Dissolution and which LP Units were issued to Aviv LP as of the Effective Date in connection with the Aviv Contribution (such Limited Partners, the “Former Aviv LPs”), continue to own not less than 10% of the LP Units issued to Aviv LP in the aggregate on the Effective Date.

(d)          Provided that there has not been a change in the Code or applicable Regulations subsequent to the Effective Date prescribing different rules or methods for the allocation of partnership indebtedness, the Partnership Debt described in Section 6.2(b) shall be allocated first to Limited Partners that are Former Aviv LPs to the maximum extent possible (including by using the optional method under Treasury Regulation Section 1.752-3(a)(3) to allocate liabilities to a partner to which “built-in-gain” is allocable with respect to section 704(c) property or property for which reverse section 704(c) allocations are applicable) to prevent such Limited Partners from recognizing gain for income tax purposes caused by a reduction in the tax basis of such holders’ Aviv LP partnership units or LP Units occurring on the date of the Merger as a result of the transactions contemplated in the Merger Agreement.

(e)          For purposes of determining a Partner’s proportional share of the “excess nonrecourse liabilities” of the Partnership within the meaning of Regulations Section 1.752-3(a)(3), Partnership profits shall be allocated (i) first to the Partners in accordance with each Partner’s allocable share of built-in gain under Code Section 704(c) including “reverse 704(c)” allocations to the extent such built-in gain exceeds the amount of gain described in Regulations Section 1.752-3(a)(2) with respect to such property and (ii) thereafter any additional “excess nonrecourse liabilities” shall be allocated based on each Partner’s interest in Partnership profits based on such Partner’s Percentage Interest.

Section 6.3.         Tax Allocations.

(a)          In General.  Except as otherwise provided in this Section 6.3, for income tax purposes each item of income, gain, loss and deduction (collectively, “Tax Items”) shall be allocated among the Partners in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 6.1.

(b)          Allocations Respecting Section 704(c) Revaluations.  Notwithstanding Section 6.3(a), Tax Items with respect to any Partnership property that is contributed to the Partnership by a Partner shall be shared among the Partners for income tax purposes pursuant to Regulations promulgated under Code Section 704(c), so as to take into account the variation, if any, between the basis of the property to the Partnership and its initial Gross Asset Value. The Partnership shall account for such variation under any method approved under Code Section 704(c) and the applicable regulations as chosen by the General Partner; provided that the General Partner will elect to use the remedial method pursuant to Regulations Section 1.704-3(d) with respect to those properties acquired by the Partnership pursuant to the Aviv Contribution Agreement. In the event the Gross Asset Value of any Partnership property is adjusted pursuant to subparagraph (b) of the definition of Gross Asset Value (provided in Article 1), subsequent allocations of Tax Items with respect to such property shall take account of the variation, if any, between the adjusted basis of such property and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable regulations.

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Section 6.4.         Transfer of Interest.  In the event of a Transfer of all or part of a Partnership Interest (in accordance with the provisions of this Agreement) or the admission of an Additional Partner (in accordance with the provisions of this Agreement) the Partnership’s taxable year shall close with respect to the transferor Partner, and such Partner’s distributive share of all items of profits, losses and any other items of income, gain, loss or deduction shall be determined using the interim closing of the books method under Section 706 of the Code and Regulations Section 1.706-1(c)(2)(i) or another permissible method selected by the General Partner. Except as otherwise provided in this Section 6.4, in all other cases in which it is necessary to determine the profits, losses, or any other items allocable to any period, profits, losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the General Partner using any permissible method under Section 706 of the Code and the Regulations thereunder. All distributions of Available Cash with respect to which the Partnership Record Date for such distribution is before the date of such transfer, assignment or Redemption shall be made to the transferor Partner, and all distributions of Available Cash thereafter, in the case of a transfer or assignment other than a redemption shall be made to the transferee Partner.

Article 7

MANAGEMENT AND OPERATIONS OF THE PARTNERSHIP; RIGHTS AND OBLIGATIONS OF THE GENERAL PARTNERS

Section 7.1.         Powers of the General Partner.

(a)          The General Partner shall conduct, direct and exercise full control over all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are exclusively vested in the General Partner (including those powers described in Section 3.2), and no Limited Partner, in its capacity as such, shall have any right of control or management over the business and affairs of the Partnership. In addition to the powers now or hereafter granted to a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 14.1, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business and affairs of the Partnership, to exercise all powers set forth in Section 3.2 and to effectuate the purposes set forth in Section 3.1, including the power to incur Debt, the power to enter into agreements and commitments of all kinds, the power to manage, acquire, exchange and dispose of Partnership Assets, and all ancillary powers necessary or convenient as to the foregoing. It is the intention of the Partners, subject to the express provisions of this Agreement, that the General Partner’s powers be as broad as the Act may now or hereafter envision, and that any powers that may be conferred only by contract are deemed to be explicitly conferred hereby. Without limiting the generality of the foregoing, the following subsections explicitly set forth certain powers of the General Partner to be exercised on behalf of the Partnership, without any obligation on the part of the General Partner to obtain consent from any Limited Partner:

(i)          the incurrence of Debt (including making prepayments on loans and borrowing money or selling assets to permit the Partnership to make distributions to its Partners in such amounts as will permit Omega REIT (so long as Omega REIT desires to maintain or restore its status as a REIT) to avoid the payment of any federal income tax

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(including, for this purpose, any excise tax pursuant to Code Section 4981) and to make distributions to its stockholders sufficient to permit Omega REIT to maintain or restore REIT status, to pay expenses of a General Partner or any Subsidiaries, the principal assets of which consist of direct or indirect interests in the Partnership, or otherwise to satisfy the REIT Requirements);

(ii)         the making of any expenditures, the lending or borrowing of money (including to tenants or operators of properties held by the Partnership), the assumption, guarantee or other contracting of Debt and other liabilities, the issuance of evidence of Debt and the incurrence of any obligations deemed necessary for the conduct of the activities of the Partnership;

(iii)        the making of tax, regulatory and other filings or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the Partnership or the Partnership Assets;

(iv)        the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation, sale, transfer, lease, conveyance or exchange of any, all or substantially all of the Partnership Assets (including the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Partnership) or the merger, consolidation, reorganization, conversion or other combination of the Partnership or any Subsidiary with or into another entity;

(v)         the use of the Partnership Assets (including cash on hand) for any purpose and on any terms it sees fit, including the financing of the conduct of the operations of the Partnership, Omega REIT or any Subsidiary, the lending of funds to other Persons (including Subsidiaries) and the repayment of obligations, directly or indirectly, of the Partnership and any Subsidiary, and the making of contributions, directly or indirectly, to any Subsidiary;

(vi)        the negotiation, execution and performance of any leases, contracts, agreements, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership’s operations or the implementation of the General Partner’s powers under this Agreement;

(vii)       the distribution of Available Cash or other Partnership Assets in accordance with this Agreement;

(viii)      the creation, by grant or otherwise, of easements and servitudes;

(ix)         the selection and dismissal of outside attorneys, accountants, consultants, contractors and agents of the Partnership, and the determination of their compensation and other terms of employment or hiring;

(x)         the procurement and maintenance of insurance for the benefit of the Partnership or the Partners deemed necessary or appropriate;

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(xi)         the formation of, or acquisition of an interest in, and the contribution of property to any other limited liability company, limited or general partnership, joint venture or other relationship that the General Partner deems desirable (including the acquisition of interests by, and the contributions of property to, directly or indirectly, any Subsidiary of the Partnership from time to time); provided, however, that, as long as Omega REIT has determined to continue to qualify as a REIT, the General Partner may not engage in any such formation, acquisition or contribution that would cause Omega REIT to fail to qualify as a REIT;

(xii)        the control of any matters affecting the rights and obligations of the Partnership, including the conduct of litigation, incurring of legal expenses and settlement of claims, and litigation and the indemnification of any Person against liabilities and contingencies;

(xiii)       the undertaking of any action in connection with any direct or indirect investment, including (A) the acquisition of interests in any Subsidiary of the Partnership or any direct or indirect investment in any governmental obligation or in any other Person (including the contribution or loan of funds by the Partnership to such Persons), and (B) acquiring, selling, investing in, holding, owning, leasing, managing, operating, granting mortgages on and security interests in, and acquiring and making loans secured by, real property and personal property;

(xiv)      the determination of the Fair Market Value of any Partnership Assets distributed in kind;

(xv)       the amendment of this Agreement (A) to reflect additional Capital Contributions, whether from existing Partners or from third parties, and the issuance of additional Units and to admit Additional Limited Partners in connection therewith, or (B) to incorporate any other matter set forth in Section 4.4 or Section 4.5 or any other action or change affecting the Partnership that the General Partner is allowed to take or make pursuant to the terms and provisions of this Agreement (including Section 14.1) and that, within the General Partner’s sole and absolute discretion, should be set forth as an amendment to this Agreement;

(xvi)      the entry into any exchange or transfer incident to any like-kind exchange of Partnership Assets including the sale of one (1) or more undivided interests in any Partnership Asset to any Person to facilitate any like-kind exchange;

(xvii)     the advance to a General Partner of any tenant security deposit received by the Partnership which advance shall be subject to such General Partner’s obligation to indemnify the Partnership for the amount of any such advance without interest as and when the tenant security deposit may be required to be repaid to the tenant by the Partnership;

(xviii)    the taking of any action necessary or appropriate to enable Omega REIT to qualify as a REIT or to maintain or restore its REIT status; and

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(xix)       the execution, acknowledgment and delivery of any and all instruments to effectuate any and all of the foregoing.

(b)          Each of the Limited Partners agrees that, except as provided in Section 14.1, the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval, consent or vote of the Partners, notwithstanding any other provision of this Agreement, the Act or any other applicable law, rule or regulation. None of the execution, delivery or performance by a General Partner, the Partnership or any Affiliate thereof of any transaction or agreement authorized or permitted by this Agreement shall constitute a breach by a General Partner of any duty that a General Partner may owe to the Partnership or the Limited Partners or any other Person under this Agreement or of any duty stated or implied by law or equity.

(c)          In its discretion, the General Partner may appoint one or more officers (each such designated person, an “Officer”) of the Partnership (who also may be, but need not be, officers of the General Partner), with such titles as designated by the General Partner.  The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act on behalf of the Partnership through any of its Officers and in all such cases under this Section 7.1(c), the same shall constitute (to the extent of the authority so conferred upon such respective Officer) a delegation by the General Partner, for purposes of Section 17-403 of the Act, of the General Partner’s rights and powers to manage and control the business and affairs of the Partnership. Any action taken by an Officer pursuant to authority delegated to such Officer shall constitute the act of and serve to bind the Partnership.  Any Officer shall act pursuant to such delegated authority until such Officer is removed or replaced by the General Partner, and Persons dealing with the Partnership are entitled to rely conclusively on the power and authority of any Officer set forth in this Agreement and any instrument designating such Officer and the authority delegated to him or her.  Notwithstanding anything herein to the contrary, except for fraud, willful misconduct or gross negligence, no duly appointed Officer shall have any personal liability whatsoever, to the Partnership or to any Partner for the debts or liabilities of the Partnership or the Partnership’s obligations hereunder.  As of the Effective Date, following are the individuals appointed by the General Partner to their respective offices of the Partnership:

NAME	TITLE
C. Taylor Pickett	Chief Executive Officer and President
Daniel J. Booth	Chief Operating Officer and Secretary
Steven J. Insoft	Chief Corporate Development Officer
Robert O. Stephenson	Chief Financial Officer, Treasurer and Assistant Secretary
R. Lee Crabill	Senior Vice President – Operations
Michael D. Ritz	Chief Accounting Officer, Vice President and Assistant Secretary
Samuel H. Kovitz	Executive Vice President and Assistant Secretary
Megan Krull	Senior Vice President – Operations and Assistant Secretary
Thomas H. Peterson	Assistant Treasurer

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(d)          In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner (including a General Partner) of any action taken (or not taken) by it. Except as may be provided in a separate written agreement between the Partnership and the Limited Partners, a General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement; provided, that the General Partner has acted in good faith and pursuant to its authority under this Agreement.

Section 7.2.         Certificate of Limited Partnership.  To the extent that such action is determined by the General Partner in its sole and absolute discretion to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things necessary to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and to maintain the Partnership’s qualification to do business as a foreign limited partnership in each other state, the District of Columbia and each other jurisdiction in which the Partnership is so required to qualify. The General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and any other state, the District of Columbia and each other jurisdiction in which the Partnership is required to qualify to do business as a foreign limited partnership.

Section 7.3.         Reimbursement of a General Partner.

(a)          Except as provided in this Section 7.3 and elsewhere in this Agreement (including the provisions of Article 5 and Article 6 regarding distributions, payments and allocations to which it may be entitled), a General Partner shall not be compensated for its services as general partner of the Partnership.

(b)          A General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all direct and indirect expenses incurred by such General Partner or any of its Subsidiaries (other than Subsidiaries of the Partnership). Such reimbursement shall be in addition to any reimbursement to such General Partner as a result of indemnification pursuant to Section 7.6. All payments and reimbursements hereunder shall be characterized for federal income tax purposes as expenses of the Partnership incurred on its behalf, and not as expenses of such General Partner.

(c)          If Omega REIT elects to purchase REIT Shares from its stockholders for the purpose of delivering such REIT Shares to satisfy an obligation under any dividend reinvestment program or employee stock purchase plan adopted by Omega REIT, or any similar obligation or arrangement undertaken by Omega REIT in the future, or for the purpose of retiring such REIT Shares, the purchase price paid by Omega REIT for such REIT Shares and any other expenses incurred by Omega REIT in connection with such purchase shall be considered expenses of the Partnership and shall be advanced or reimbursed to Omega REIT, subject to the condition that:

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(i) if such REIT Shares subsequently are re-sold by Omega REIT, the proceeds from such sale shall be contributed to the Partnership by Omega REIT (which sales proceeds shall include the amount of dividends reinvested under any dividend reinvestment or similar program; provided that a Redemption of Units pursuant to Section 8.6 would not be considered a sale for such purposes); and (ii) if such REIT Shares are not retransferred by Omega REIT within thirty (30) days after the purchase thereof, or Omega REIT otherwise determines not to retransfer such REIT Shares, the General Partner shall cause the Partnership to redeem a number of Units held by Omega REIT equal to the number of such REIT Shares, as adjusted for stock dividends and distributions, stock splits and subdivisions, reverse stock splits and combinations, distributions of rights, warrants or options, and distributions of evidences of indebtedness or assets relating to assets not received by the General Partner pursuant to a pro rata distribution by the Partnership (in which case such advancement or reimbursement of expenses shall be treated as having been made as a distribution in redemption of such number of Units held by Omega REIT).

(d)          Omega REIT shall, pursuant to Section 4.6, be treated as having made a Capital Contribution in the amount of all expenses that Omega REIT incurs relating to the offering of REIT Shares.

(e)          If and to the extent any reimbursements to a General Partner pursuant to Section 7.3 constitute gross income of the General Partner (as opposed to the repayment of advances made by the General Partner on behalf of the Partnership), such amounts shall constitute guaranteed payments in respect of capital within the meaning of Code Section 707(c), shall be treated consistently therewith by the Partnership and all Partners and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.

Section 7.4.         Outside Activities of the General Partner.  The Omega REIT shall not, directly or indirectly, enter into or conduct any business, other than in connection with (a) the ownership, acquisition and disposition of Partnership Interests, (b) the management of the business of the Partnership, (c) if the General Partner is a reporting company with a class (or classes) of securities registered under the Exchange Act, the operation of the General Partner as such, (d) financing or refinancing of any type related to the Partnership or its assets or activities, (e) any of the foregoing activities as they relate to a Subsidiary of the Partnership and (f) such activities as are incidental thereto; provided, however, that the General Partner may, in its sole and absolute discretion, from time to time hold or acquire assets in its own name or otherwise other than through the Partnership so long as the General Partner takes commercially reasonable measures to ensure that the economic benefits and burdens of such Property are otherwise vested in the Partnership, through assignment, mortgage loan or otherwise or, if it is not commercially reasonable to vest such economic interests in the Partnership, the Partners shall negotiate in good faith to amend this Agreement, including, without limitation, the definition of “Adjustment Factor,” to reflect such activities and the direct ownership of assets by the General Partner. Nothing contained herein shall be deemed to prohibit any General Partner from (i) executing guarantees of Debt of the Partnership for which it would otherwise be liable in its capacity as General Partner, (ii) incurring New Debt Obligations as provided in Section 4.5(d) or guaranteeing any New Debt Obligations, (iii) performing its obligations arising out of or in connection with the operation of any Excluded Assets (as defined in the Omega Contribution Agreement or under documentation relating to any Indebtedness of a General Partner), (iv) issuing shares of its common stock or other equity interests, or (v) participating in tax,

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accounting or other administrative matters relating to Omega REIT and its consolidated Subsidiaries.

Section 7.5.         Contracts with Affiliates.

(a)          A General Partner or any of its Affiliates may lend to the Partnership or any Subsidiary, directly or indirectly, funds needed or desired by the Partnership or any Subsidiary for such periods of time and on such terms as such General Partner may determine to be necessary or appropriate. The Partnership or any Subsidiary, as the case may be, shall reimburse such General Partner or its Affiliates for any costs incurred in connection with the borrowing of funds obtained by a General Partner or its Affiliates and loaned to the Partnership or the Subsidiary.

(b)          The Partnership may lend to any of its Affiliates, or may lend or contribute funds to Persons in which it has a direct or indirect equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Person.

(c)          A General Partner may, or may enter into an agreement for any of its Affiliates to, render services to the Partnership on such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner deems appropriate.

(d)          The Partnership may transfer assets to any Affiliate, or to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner deems appropriate.

(e)          Security deposits required to be paid to tenants that have been retained by any Partner will be reflected as a receivable from such Partner to the Partnership. Any Partner who holds any security deposit from a tenant of a Participating Facility on behalf of such Participating Facility shall return such security deposits to the Partnership promptly upon written notice from the Partnership in the event that the General Partner shall determine that any portion of any security deposit held by any Partner is due and payable to any tenant, and in the amount the General Partner determines to be due and payable to such tenant. Each Partner hereby indemnifies the Partnership severally and not jointly with respect to all deposits retained by such Partner. The General Partner shall have the right to offset any amounts that are due and payable from such Partner against distributions otherwise payable to such Partner or may reduce such Partner’s Capital Account by reducing such Partner’s Units proportionately.

Section 7.6.         Indemnification.

(a)          To the fullest extent permitted by law, the Partnership shall indemnify and hold harmless any Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the

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Indemnitee was material to the matter giving rise to the proceeding and either was committed with gross negligence, willful misconduct or in bad faith or was the result of active and deliberate dishonesty; or (ii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any Debt or other obligations of the Partnership or any Subsidiary of the Partnership (including any Debt which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.6 in favor of any Indemnitee having or potentially having liability for any such Debt or other obligations. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent or any entry of an order of probation prior to judgment, shall not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.6(a). Any indemnification pursuant to this Section 7.6 shall be made only out of the Partnership Assets.

(b)          To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is a party to any claim, demand, action, suit or proceeding shall be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding upon receipt by the Partnership of a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified as authorized by this Section 7.6 without any requirement to post a bond or provide security for such advance.

(c)          The indemnification provided by this Section 7.6 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any other agreement entered into by the Partnership, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the heirs, successors, assigns and administrators of the Indemnitee.

(d)          The Partnership may purchase and maintain insurance on behalf of the Indemnitees and such other Persons as the General Partner shall determine to be necessary or appropriate, against any liability that may be asserted against or expenses that may be incurred by any such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e)          Any liabilities which an Indemnitee incurs as a result of acting on behalf of the Partnership or a General Partner (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the IRS, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this Section 7.6, unless such liabilities arise as a result of (i) such Indemnitee’s willful misconduct or knowing violation of the law, (ii) any transaction in which such Indemnitee received a personal benefit in violation or breach of any provision of this Agreement or applicable law or (iii) in the

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case of any criminal proceeding, such Indemnitee had reasonable cause to believe that the act or omission was unlawful.

(f)          In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g)          An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.6 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h)          The provisions of this Section 7.6 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.6 or any provision hereof shall be prospective only and shall not in any way affect (i) the rights of an Indemnitee to indemnification under this Section 7.6 or (ii) the limitations on the Partnership’s liability to any Indemnitee under this Section 7.6, in each case as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

(i)           If and to the extent any reimbursements to a General Partner pursuant to this Section 7.6 constitute gross income of such General Partner (as opposed to the repayment of advances made by a General Partner on behalf of the Partnership), such amounts shall constitute a “guaranteed payment” in respect of capital within the meaning of Code Section 707(c), shall be treated consistently therewith by the Partnership and all Partners and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.

Section 7.7.         Liability of Indemnitees.

(a)          Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable or accountable in damages or otherwise to the Partnership, any Partners or any Assignees, or their successors or assigns, for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or any act or omission if such Indemnitee acted in good faith as determined by the General Partner.

(b)          The Limited Partners expressly acknowledge that the General Partners are acting for the benefit of the Partnership, the Limited Partners and the Omega REIT stockholders, collectively, and that no General Partner is under any obligation to give priority to the separate interests of the Limited Partners or the Omega REIT stockholders (including the tax consequences to the Limited Partners or the Omega REIT stockholders) in deciding whether to cause the Partnership to take (or decline to take) any actions. If there is a conflict between the interests of the Omega REIT stockholders, on the one hand, and the Limited Partners, on the other hand, the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either the Omega REIT stockholders or the Limited Partners. No General Partner shall be liable to the Partnership or to any Partner or Assignee for monetary damages for losses

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sustained, liabilities incurred or benefits not derived in connection with such decisions; provided that such General Partner shall have acted in good faith.

(c)          Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of an Indemnitee to the Partnership and the Limited Partners under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.8.         Other Matters Concerning the General Partner.

(a)          The General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its employees or agents. No General Partner shall be responsible for any misconduct or negligence on the part of any such employee, Officer or agent appointed by the General Partner in good faith.

(b)          To the extent that, at law or in equity, a General Partner has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or the Limited Partners, such General Partner shall not be liable to the Partnership or to any other Partner for its good faith reliance on the provisions of this Agreement.

(c)          To the fullest extent permitted by law, no director, manager, officer, member or stockholder of Omega REIT shall be liable to the Partnership for money damages except for (i) active and deliberate dishonesty established by a nonappealable final judgment or (ii) actual receipt of an improper benefit or profit in money, property or services.

(d)          A General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed to be genuine and to have been signed or presented by the proper party or parties.

(e)          A General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by the General Partner, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

(f)           The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty that is permitted or required to be done by the General Partner hereunder.

(g)          Notwithstanding any other provision of this Agreement or the Act, any action of a General Partner on behalf of the Partnership or any decision of a General Partner to refrain from

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acting on behalf of the Partnership which a General Partner determines in its sole and absolute discretion is necessary or advisable in order (i) to protect the ability of Omega REIT to continue to qualify as a REIT, (ii) for Omega REIT otherwise to satisfy the REIT Requirements or (iii) for Omega REIT to avoid incurring any taxes under Code Sections 856 or 857, or Code Section 4981, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

Section 7.9.         Title to Partnership Assets.  Title to Partnership Assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively with other Partners or Persons, shall have any ownership interest in such Partnership Assets or any portion thereof. Title to any or all of the Partnership Assets may be held in the name of the Partnership, a General Partner or one or more nominees, as the General Partner may determine, including Affiliates of a General Partner. Each General Partner hereby declares and warrants that any Partnership Assets for which legal title is held in the name of such General Partner or any nominee or Affiliate of such General Partner shall be deemed held by such General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement. All Partnership Assets shall be recorded as the property of the Partnership on its books and records, irrespective of the name in which legal title to such Partnership Assets is held.

Section 7.10.       Reliance by Third Parties.  Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority to encumber, sell or otherwise use in any manner any and all Partnership Assets and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it was the Partnership’s sole party in interest, both legally and beneficially. Each Partner, in its capacity as such, hereby waives any and all defenses or other remedies which may be available against any such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

Article 8

RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

Section 8.1.         Limitation of Liability.  The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement or under the Act. Without limiting the generality of the foregoing, notwithstanding anything herein to the contrary, except for fraud, willful misconduct or gross negligence, or pursuant to any express indemnities given to

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the Partnership by any Partner pursuant to any other written instrument, no Partner shall have any personal liability whatsoever, to the Partnership or to the other Partner(s), for the debts or liabilities of the Partnership or the Partnership’s obligations hereunder, and the full recourse of the other Partner(s) shall be limited to the interest of that Partner in the Partnership. Without limitation of the foregoing, and except for fraud, willful misconduct or gross negligence, or pursuant to any such express indemnity, no property or assets of any Partner, other than its interest in the Partnership, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Partner(s) and arising out of, or in connection with, this Agreement.

Section 8.2.         Management of Business.  No Limited Partner, in its capacity as such, or Assignee (other than the General Partner, any of its Affiliates or any officer, director, member, employee, partner, agent or trustee of the Partnership, the General Partner or any of their respective Affiliates, in its capacity as such, if such Person shall also be a Limited Partner or Assignee) shall take part in the operation, management or control (within the meaning of the Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. The transaction of the business on behalf of the Partnership by the General Partner, any Affiliate of the General Partner, any officer, director, member, employee, partner, agent or trustee of the General Partner, the Partnership or their respective Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

Section 8.3.         Outside Activities of Limited Partners.  Subject to any agreements entered into by a Limited Partner or its Affiliates with a General Partner, the Partnership or any Affiliate thereof (including any employment agreement), any Limited Partner and any Assignee, officer, director, employee, agent, trustee, Affiliate, member or shareholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct or indirect competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partner shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. Subject to such agreements, none of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person (other than a General Partner, to the extent expressly provided herein), and such Person shall have no obligation pursuant to this Agreement, subject to any other agreements entered into by a Limited Partner or its Affiliates with a General Partner, the Partnership or any Affiliate thereof, to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character that, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

Section 8.4.         Return of Capital Contributions.  Except pursuant Section 5.1(d) or pursuant to the rights of Redemption set forth in Section 8.6, no Limited Partner shall be entitled to the withdrawal or return of his, her or its Capital Contribution except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. No Limited Partner shall (a) have priority over any other Limited Partner either as to the

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return of Capital Contributions or as to profits, losses, distributions or credits or (b) be entitled to interest on his, her or its Capital Contribution or Capital Account.

Section 8.5.         Rights of Limited Partners Relating to the Partnership.

(a)          In addition to the other rights provided by this Agreement or by the Act, and except as limited by Section 8.5(b), each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner’s interest as a limited partner in the Partnership, upon reasonable written demand with a statement of the purpose of such demand and at such Limited Partner’s own expense:

(i)          to obtain a copy of the Partnership’s federal, state and local income tax returns for each Partnership Year;

(ii)         to obtain a current list of the name and last known business, residence or mailing address of each Partner, and the date on which each became a Partner; and

(iii)        to obtain a copy of this Agreement and the Certificate and all amendments hereto or thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed.

(b)          Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner deems reasonable, any information that (i) the General Partner believes to be in the nature of trade secrets or other information, the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or any Subsidiary or (ii) the Partnership, any Subsidiary or the General Partner is required by law or by agreements with third parties to keep confidential.

Section 8.6.         Redemption Rights.

(a)          Each Limited Partner shall have the right (subject to the terms and conditions set forth herein and in any other agreement entered into between the Partnership and such Limited Partner, as applicable) to require the Partnership to redeem all or a portion of the LP Units held by such Limited Partner (such Units being hereafter referred to as “Tendered Units”) in exchange for the Cash Amount (a “Redemption”) unless the terms of such Units or a separate agreement entered into between the Partnership and the holder of such Units provide that such Units are not entitled to a right of Redemption. The Tendering Partner shall have no right, with respect to any Units so redeemed, to receive any distributions paid on or after the Specified Redemption Date. Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the General Partner by the Limited Partner who is exercising the right (the “Tendering Partner”). The Cash Amount shall be payable to the Tendering Partner on the Specified Redemption Date; provided, however, that the Partnership shall be entitled to offset against, and deduct from, the Cash Amount that is payable to the Tendering Partner any amounts payable under or owed by the Tendering Partner pursuant to any security deposit indemnity agreement between the Tendering Partner and the Partnership or any of its Affiliates.

(b)          Notwithstanding Section 8.6(a), if a Limited Partner has delivered to the General

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Partner a Notice of Redemption then the General Partner may, in its sole and absolute discretion (subject to the limitations on ownership and transfer of REIT Shares set forth in the Charter), elect to satisfy the Redemption obligation and acquire some or all of the Tendered Units from the Tendering Partner in exchange for the REIT Shares Amount (as of the Specified Redemption Date) and, if the General Partner so elects, the Tendering Partner shall sell the Tendered Units to the General Partner in exchange for the REIT Shares Amount; provided, however, that the Partnership shall be entitled to offset against, and deduct from, the REIT Shares Amount a number of REIT Shares having a Fair Market Value equal to any amounts payable under or owed by the Tendering Partner pursuant to any security deposit indemnity agreement between the Tendering Partner and the Partnership or any of its Affiliates. The Tendering Partner shall have no right to cause the Partnership to redeem such Tendered Units for the Cash Amount. The General Partner shall give such Tendering Partner written notice of its election on or before the close of business on the fifth (5th) Business Day after its receipt of the Notice of Redemption, and the Tendering Partner may elect to withdraw its redemption request at any time prior to the acceptance of the Cash Amount or REIT Shares Amount by such Tendering Partner. . In connection with an exercise of Redemption rights pursuant to this Section 8.6(b), the Tendering Partner shall submit the following to the General Partner, in addition to the Notice of Redemption:

(i)          such information, certification or affidavit as the General Partner may reasonably require in connection with the application of the Equity Share Ownership Limit and other restrictions and limitations of the Charter to any such acquisition;

(ii)         such written representations, investment letters, legal opinions or other instruments necessary, in the General Partner’s view, to effect compliance with the Securities Act;

(iii)        a written affidavit, dated the same date as the Notice of Redemption, (A) disclosing the actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6) and 856(h), of REIT Shares by such Tendering Partner and any Affiliate of the Tendering Partner whose ownership of REIT Shares would be attributed to the Tendering Partner and (B) representing that, after giving effect to the Redemption or an acquisition of the Tendered Units by the General Partner pursuant to Section 8.6(b), neither the Tendering Partner nor any such Affiliate will own REIT Shares in excess of the Equity Share Ownership Limit;

(iv)        a written representation that neither the Tendering Party nor any Affiliate of the Tendering Partner whose ownership of REIT Shares would be attributed to the Tendering Partner has any intention to acquire any additional REIT Shares prior to the closing of the Redemption or an acquisition of the Tendered Units by the General Partner pursuant to Section 8.6(b) on the Specified Redemption Date; and

(v)         a “certification of non-foreign status” satisfying the requirements of Regulations Section 1.1445-2(b)(2); and

(c)          The REIT Shares Amount, if applicable, shall be delivered as duly authorized, validly issued, fully paid and nonassessable REIT Shares and, if applicable, free of any pledge,

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lien, encumbrance or restriction (including any lien, encumbrance or restriction existing under any security deposit indemnity agreement between the Tendering Partner and the Partnership or any of its Affiliates), other than those provided in the Charter or the Bylaws, the Securities Act and relevant state securities or blue sky laws. Such REIT Shares shall also bear any legend set forth in the Charter, or deemed necessary or appropriate by the General Partner under the Securities Act and relevant state securities or blue sky laws. Notwithstanding any delay in such delivery (but subject to Section 8.6(d)), the Tendering Partner shall be deemed the owner of such REIT Shares for all purposes, including rights to vote or consent, and receive dividends, as of the Specified Redemption Date.

(d)          Each Limited Partner covenants and agrees with the General Partner that all Tendered Units shall be delivered to the General Partner free and clear of all liens, claims and encumbrances whatsoever and should any such liens, claims and/or encumbrances exist or arise with respect to such Tendered Units, the General Partner shall be under no obligation to acquire the same. Each Limited Partner further agrees that, if any state or local property transfer tax is payable as a result of the transfer of its Tendered Units to the General Partner (or its designee), such Limited Partner shall assume and pay such transfer tax.

(e)          Notwithstanding the provisions of Section 8.6(a), Section 8.6(b) and Section 8.6(c) or any other provision of this Agreement, a Limited Partner shall not be entitled to exercise the right to Redemption pursuant to this Section 8.6 if the delivery of REIT Shares to such Limited Partner on the Specified Redemption Date pursuant to Section 8.6(b) would (i) result in such Limited Partner or any other Person owning, directly or indirectly, REIT Shares in excess of the Equity Share Ownership Limit or any Excepted Holder Limit and calculated in accordance therewith, except as otherwise provided in the Charter, (ii) result in REIT Shares being owned by fewer than one hundred (100) persons (determined without reference to any rules of attribution), (iii) result in Omega REIT being “closely held” within the meaning of Section 856(h) of the Code, (iv) cause a General Partner to own, actually or constructively, ten percent (10%) or more of the ownership interests in a tenant (other than a taxable REIT subsidiary) of a General Partner’s, the Partnership’s or their respective Subsidiary real property, within the meaning of Section 856(d)(2)(B) of the Code, (v) otherwise cause Omega REIT to fail to qualify as a REIT under the Code, or (vi) cause the acquisition of REIT Shares by such Limited Partner to be “integrated” with any other distribution of REIT Shares or Units for purposes of complying with the registration provisions of the Securities Act. The General Partner, in its sole and absolute discretion and without the consent of any other Partner or Person, may waive the restriction on redemption set forth in this Section 8.6(d).

(f)          Notwithstanding anything herein to the contrary (but subject to Section 8.6(d)), with respect to any Redemption or exchange for REIT Shares pursuant to this Section 8.6: (i) all Units acquired by a General Partner shall, at the General Partner’s option, be converted into GP Units or remain outstanding as LP Units; (ii) except as provided in Section 8.6(g), without the consent of the General Partner, each Limited Partner may effect a Redemption only one (1) time in each fiscal quarter; (iii) without the consent of the General Partner, each Limited Partner may not effect a Redemption (A) for less than one thousand (1,000) LP Units or (B) if the Limited Partner holds less than one thousand (1,000) LP Units or such Redemption would otherwise cause the Limited Partner to hold less than one thousand (1,000) LP Units, all of the LP Units held by such Limited Partner; (iv) without the consent of the General Partner, no Limited Partner

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may effect a Redemption during the period after the Partnership Record Date with respect to a distribution and before the record date established by Omega REIT for a distribution to its stockholders of some or all of its portion of such distribution; (v) the consummation of any Redemption or exchange for REIT Shares shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (vi) cause Omega REIT or the Partnership to violate any Loan Document; (vii) each Tendering Partner shall continue to own all Units subject to any Redemption or exchange for REIT Shares, and be treated as a Limited Partner with respect to such Units for all purposes of this Agreement, until such Units are transferred to the General Partner and paid for or exchanged on the Specified Redemption Date, or until a Specified Redemption Date, and until such time the Tendering Partner shall have no rights as a holder of REIT Shares; (viii) without the Consent of the General Partner, no Tendering Partner may effect a Redemption within ninety (90) days following the closing of any underwritten public offering or Rule 144A offering by the REIT or the Partnership generating gross proceeds of $100 million or more.

(g)          Nothing herein (including the limitation set forth in Section 8.6(f)(iii)) shall prohibit the General Partner from, in its sole and absolute discretion, acquiring Units that have not been tendered for Redemption pursuant to Section 8.6(a) and exchanging such Units for REIT Shares.

(h)          Each Limited Partner hereby covenants and agrees with the General Partner that it shall not Transfer any REIT Shares issued in exchange for Tendered Units pursuant to this Section 8.6 for a period of at least one hundred eighty (180) days after the Effective Date, and thereafter only in accordance with Rule 144 or another applicable exemption from the registration requirements under the Securities Act, unless a registration statement is then in effect with respect to the resale of such REIT Shares or unless the General Partner consents to such Transfer in its sole and absolute discretion.

Section 8.7.         Adjustment Factor.  The Partnership shall notify any Limited Partner that is a Qualifying Party, on request, of the then current Adjustment Factor or any change made to the Adjustment Factor.

Article 9

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.1.         Records and Accounting.  The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership’s business, including all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 8.5 and Section 9.3. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, electronic information servers or other storage devices, compact discs, photographs, micrographics or any other information storage device; provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with GAAP. The liabilities and obligations assumed by the Partnership in connection with the Omega Contribution or pursuant to Section 4.5(d) in connection with the issuance by the Omega REIT

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of any New Debt Obligations shall be considered to be financial obligations of the Partnership that shall be reflected on the financial books of the Partnership, and for tax reporting purposes, irrespective of the fact that Omega REIT is the legal obligor with respect to such liabilities.

Section 9.2.         Fiscal Year.  The fiscal year of the Partnership shall be the calendar year (the “Partnership Year”).

Section 9.3.         Reports.  The Partnership shall use reasonable efforts to prepare within one hundred twenty (120) days after the close of each Partnership Year financial statements of the Partnership, or of Omega REIT if such statements are prepared on a consolidated basis with the Partnership, for such Partnership Year, presented in accordance with GAAP, which such statements shall be audited by a nationally recognized firm of independent public accountants selected by the General Partner. Upon written request of any Limited Partner, the Partnership shall mail or otherwise make available such audited financial statements to such Limited Partner.

Article 10

TAX MATTERS

Section 10.1.        Preparation of Tax Returns.  The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within one hundred twenty (120) days of the close of each Partnership Year, the tax information reasonably required by all Partners for federal and state income tax reporting purposes.

Section 10.2.        Tax Elections.  The General Partner shall determine whether to make any available election pursuant to the Code. The Partnership shall make an election under Code Section 754.

Section 10.3.        Tax Matters Partner.

(a)          Omega REIT shall be the “tax matters partner” of the Partnership for federal income tax purposes. Pursuant to Code Section 6223(c), upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address and profit interest of each of the Partners; provided such information is provided to the Partnership by the Limited Partners.

(b)          Omega REIT as tax matters partner shall (without Limited Partner approval) be permitted to:

(i)          enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”). In any such settlement agreement, Omega REIT may expressly state that such agreement shall bind all Partners to the extent permitted under the Code;

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(ii)         seek judicial review in any court determined by Omega REIT of any final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a “final adjustment”);

(iii)        intervene in any action brought by any other Partner for judicial review of a final adjustment;

(iv)        file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

(v)         enter into an agreement with the IRS to extend the period for assessing any tax that is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; or

(vi)        take any other action on behalf of the Partners of the Partnership in connection with any tax audit or judicial review proceeding, including with respect to any state or local tax audit or judicial proceeding.

The provisions relating to indemnification of Omega REIT set forth in Section 7.6 shall be fully applicable to Omega REIT in its capacity as tax matters partner.

(c)          The tax matters partner shall receive no compensation for its services. All costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder.

Section 10.4.        Withholding.  Each Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Partner any amount of federal, state, local or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Partner pursuant to this Agreement, including any taxes required to be withheld or paid by the Partnership pursuant to Code Sections 1441, 1442, 1445, 1446, or 1471-1474. Any amount paid on behalf of or with respect to a Partner shall constitute a loan by the Partnership to such Partner, which loan shall be repaid by such Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless (a) the Partnership withholds such payment from a distribution that would otherwise be made to the Partner or (b) the General Partner determines that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Partner. Any amounts withheld pursuant to the foregoing clauses (a) or (b) shall be treated as having been distributed to such Partner. Each Partner hereby unconditionally and irrevocably grants to the Partnership a security interest (ranking senior in priority) in such Partner’s Units to secure such Partner’s obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.4. In the event that a Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.4 when due, the General Partner may determine to make the payment to the Partnership on behalf of such defaulting Partner, and in such event shall be deemed to have loaned such amount to such defaulting Partner and shall

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succeed to all rights and remedies of the Partnership as against such defaulting Partner (including the right to receive distributions). Any amounts payable by a Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, plus two (2) percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Partner shall take such actions as the General Partner shall reasonably request in order to perfect or enforce the security interest created hereunder.

Article 11

TRANSFERS AND WITHDRAWALS

Section 11.1.        Transfer.

(a)          No part of a Limited Partner Interest (i) shall be subject to the claims of any creditor, any spouse for alimony or support or to legal process, or (ii) may be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

(b)          No Limited Partner shall Transfer its Partnership Interest, in whole or in part, except (i) pursuant to a Redemption made in accordance with Section 8.6 or (ii) with the prior written consent of the General Partner (which may be withheld in its sole and absolute discretion). Any Transfer or purported Transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void ab initio unless consented to by the General Partner in its sole and absolute discretion.

(c)          Without limiting Section 11.1(b), no Transfer of any Partnership Interest may be made to: (i) a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability without the consent of the General Partner in its sole and absolute discretion; provided that as a condition to such consent, the lender will be required to enter into an arrangement with the Partnership and Omega REIT to redeem or exchange for REIT Shares any Units in which a security interest is held by such lender concurrently with such time as such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Code Section 752; or (ii) any person who is a “foreign person” within the meaning of Code Section 1445(f) or a “foreign partner” within the meaning of Code Section 1446(e) without the consent of the General Partner in its sole and absolute discretion.

Section 11.2.        Transfer of the General Partner’s GP Units.

(a)          Except as set forth in this Section 11.2 and except for Transfers to another then-existing General Partner, the General Partner shall not withdraw from the Partnership and shall not Transfer all or any portion of its GP Units (whether by sale, disposition, statutory merger or consolidation, liquidation or otherwise) without the Consent of a Majority in Interest of the Outside Limited Partners, which Consent may be given or withheld in the sole and absolute discretion of the Limited Partners; provided, however, the Consent of a Majority in Interest of the Outside Limited Partners shall not be required for Transfers of GP Units to an Affiliate,

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another General Partner, if any, or an Affiliate of another General Partner. Upon any Transfer of such a Partnership Interest pursuant to the Consent of a Majority in Interest of the Outside Limited Partners and otherwise in accordance with the provisions of this Section 11.2(a), the transferee shall become a successor General Partner for all purposes herein, and shall be vested with the powers and rights of the transferor General Partner, and shall be liable for all obligations and responsible for all duties of the General Partner, once such transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Partnership Interest so acquired. It is a condition to any Transfer otherwise permitted hereunder that the transferee assumes, by operation of law or express agreement, all of the obligations of the transferor General Partner under this Agreement with respect to such Transferred Partnership Interest, and such Transfer shall relieve the transferor General Partner, in its capacity as such, of its obligations under this Agreement without the Consent of a Majority in Interest of the Outside Limited Partners. In the event that the General Partner withdraws from the Partnership, in violation of this Agreement or otherwise, or otherwise dissolves or terminates, or upon the Incapacity of the General Partner, and such General Partner is the sole General Partner of the Partnership at such time, all of the remaining Partners may elect to continue the Partnership business by selecting a successor General Partner in accordance with the Act.

(b)          Section 11.2(a) notwithstanding, the General Partner may, without the consent of the Limited Partners, Transfer its General Partner Interest in connection with any merger, consolidation, share exchange, or sale of all or substantially all of the assets or capital stock of Omega REIT, sale of all or substantially all of the Partnership’s assets, self-tender offer for all or substantially all of the outstanding Units, or other business combination or reorganization involving Omega REIT or the Partnership (each, a “Transaction”) if, as a result of such Transaction, either:

(i)          all Limited Partners will receive, or have the right to elect to receive, for each Unit an amount of cash, securities or other property, or units or other instruments evidencing the right to receive such cash securities, or other property, in each case equal in value to the product of the Adjustment Factor and the greatest amount of cash, securities or other property paid in such transaction to a holder of one (1) REIT Share in consideration of one (1) REIT Share; provided that if, in connection with such transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding REIT Shares, each holder of Units shall be given the option to exchange its Units for the greatest amount of cash, securities or other property that a Limited Partner would have received had it (A) exercised its Redemption right pursuant to Section 8.6(a) and (B) sold, tendered or exchanged pursuant to the offer such REIT Shares received upon exercise of the Redemption right immediately prior to the expiration of the offer; or

(ii)         Omega REIT is the surviving entity in such Transaction and either (A) the holders of REIT Shares do not receive cash, securities or other property in the Transaction or (B) all holders of Units (other than a General Partner or any Subsidiary of a General Partner) receive for each Unit an amount of cash, securities or other property having a value (expressed as an amount per REIT Share) that is no less than the product of the Adjustment Factor and the greatest amount of cash, securities or other property

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(expressed as an amount per REIT Share) received in such transaction by any holder of REIT Shares, or

(iii)        following a Transaction involving the merger, consolidation, share exchange, or sale of all or substantially all of the assets or capital stock of Omega REIT, (A) substantially all of the assets of the successor or surviving entity following consummation of such Transaction (the “Survivor”), including all of the assets of the Partnership, excluding units of equity interest held by a general partner or similar governing body of the Survivor and Units held by a General Partner, as applicable, are either contributed, directly or indirectly, combined with or otherwise transferred to either the Partnership or another entity that is classified as a partnership for U.S. federal income tax purposes, and for which the Survivor or an Affiliate serve as the general partner or manager, and the Limited Partners (which may include the General Partners in their capacities as Limited Partners) receive additional Units or units of ownership interest in such other entity with an aggregate Fair Market Value of such additional Units or units of ownership interest equal to the Fair Market Value of the assets so contributed, combined or transferred as determined by the Survivor in good faith, and (B) the Survivor expressly agrees to assume all or substantially all of the obligations of the General Partner or any Affiliate hereunder (or, in lieu thereof, the Survivor may issue a General Partner and/or its Affiliates one or more notes, the terms of which as to payments of principal and interest mirror any such obligations of a General Partner or its Affiliates). Upon such contribution, combination, transfer, and assumption, the Survivor shall, without limiting the provisions of Section 14.1(a), have the right and duty to amend this Agreement as required by this Section 11.2(b)(iii). The Survivor shall in good faith arrive at a new method for the calculation of the Adjustment Factor after any such merger or consolidation so as to approximate the existing method for such calculation as closely as reasonably possible. Such calculation shall take into account, among other things, the kind and amount of securities, cash and other property that was receivable upon such merger or consolidation by a holder of REIT Shares or options, warrants or other rights relating thereto, and which a holder of Units could have acquired had such Units been exchanged immediately prior to such merger or consolidation. The above provisions of this Section 11.2(b)(iii) shall similarly apply to successive mergers or consolidations permitted hereunder.

(c)          Notwithstanding the other provisions of this Article 11 (other than Section 11.6(d)), the General Partner Interests of the General Partner may be Transferred, at any time or from time to time, and without the Consent of any Limited Partners, to any Person that is, at the time of such Transfer, an Affiliate of the General Partner or any successor thereto, including any Qualified REIT Subsidiary. Any transferee of a General Partner Interest pursuant to this Section 11.2(c) shall automatically become, without further action or Consent of any Limited Partners, a general partner of the Partnership, subject to all the rights, privileges, duties and obligations under this Agreement and the Act relating to a general partner. The provisions of Section 11.2(a) (other than the last sentence thereof), Section 11.2(b) and Section 11.4 shall not apply to any Transfer permitted by this Section 11.2(c).

(d)          Notwithstanding any other provision of this Article 11 (other than Section 11.6(d)), the Units held by a General Partner may be Transferred in whole or in part, at any time

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and from time to time, to any Person that is, at the time of such Transfer, a successor to the General Partner or any Qualified REIT Subsidiary.

Section 11.3.        Transfer of Limited Partners’ Partnership Interests.

(a)          Without limiting the generality of Section 11.1(b), it is expressly understood and agreed that the General Partner will not, and will not be required to, consent, pursuant to Section 11.1(b)(ii), to any Transfer of all or any portion of any Partnership Interest unless such Transfer meets each of the following conditions:

(i)          Such Transfer is (A) made only to a single Qualified Transferee who shall, if requested by the General Partner, provide the information and representations set forth in Section 8.6(b); provided, however, that for such purposes, all Qualified Transferees that are Affiliates, or that comprise investment accounts or funds managed by a single Qualified Transferee and its Affiliates, shall be considered together to be a single Qualified Transferee, (B) an assignment of the Partnership Units received by Aviv LP pursuant to the Aviv Contribution Agreement made to one or more of Aviv LP’s partners in connection with the dissolution or liquidation, and winding up of Aviv LP) the “Aviv LP Dissolution”); provided, however, that a recipient of Partnership Units distributed in connection with the Aviv LP Dissolution has first provided the General Partner with investment representations and such other information as may be reasonably requested by the General Partner, in such form and substance reasonably satisfactory to the General Partner, establishing that such recipient is a Qualified Transferee, to effect compliance with the Securities Act.

(ii)         The transferee in such Transfer assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such Transferred Partnership Interest; provided, that no such Transfer (unless made pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Partner are assumed by a successor corporation or other entity by operation of law) shall relieve the transferor Partner of its obligations under this Agreement without the approval of the General Partner, in its sole and absolute discretion. Notwithstanding the foregoing, any transferee of any Transferred Partnership Interest shall be subject to any and all ownership limitations contained in the Charter that may limit or restrict such transferee’s ability to exercise its Redemption rights, including the Equity Share Ownership Limit. Any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Limited Partner, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.5.

(iii)        Such Transfer is effective as of the first day of a fiscal quarter of the Partnership Year.

(b)          If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner’s estate shall have all the rights of a Limited Partner, but no more rights than those enjoyed by other Limited Partners, for

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the purpose of settling or managing the estate, and such power as the Incapacitated Limited Partner possessed to Transfer all or any part of his, her or its interest in the Partnership. The Incapacity of a Limited Partner shall not cause such Limited Partner to cease to be a Limited Partner of the Partnership and, in and of itself, shall not dissolve or terminate the Partnership.

(c)          In connection with any proposed Transfer of a Limited Partner Interest, the General Partner shall have the right to receive an opinion of counsel reasonably satisfactory to it to the effect that the proposed Transfer may be effected without registration under the Securities Act and will not otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Transferred Partnership Interests. If, in the opinion of such counsel, such Transfer would require the filing of a registration statement under the Securities Act or would otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Transferred Partnership Interests, the General Partner may prohibit the proposed Transfer.

(d)          Notwithstanding anything in this Article 11 or Section 8.6 to the contrary, except with the prior written consent of the General Partner, which may be withheld in the General Partner’s sole and absolute discretion, a transfer of Units by a Limited Partner to any Person will not be permitted by the Partnership, and the General Partner shall not admit such Person as a Partner, if (i) in the opinion of legal counsel to the Partnership, (A) the Partnership would be classified as an association taxable as a corporation for U.S. federal income tax purposes, or (B) Omega REIT would no longer qualify as a REIT or would be subject to additional taxes under Code Section 856 or 857, or Code Section 4981, as a result of such transfer of Units, or (ii) such transfer was effectuated through an “established securities market” or a “secondary market” (or the substantial equivalent thereof) as those terms are defined for purposes of Code Section 7704.

Section 11.4.        Substituted Limited Partners.

(a)          A transferee of the interest of a Limited Partner pursuant to a Transfer consented to by the General Partner pursuant to Section 11.1(b) may be admitted to the Partnership as a Substituted Limited Partner only with the written consent of the General Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion. The failure or refusal by the General Partner to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or the General Partner. Subject to the foregoing, an Assignee shall not be admitted as a Substituted Limited Partner until and unless it furnishes to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all the terms, conditions and applicable obligations of this Agreement, (ii) a counterpart signature page to this Agreement executed by such Assignee and (iii) such other documents and instruments as may be required or advisable, in the sole and absolute discretion of the General Partner, to effect such Assignee’s admission as a Substituted Limited Partner.

(b)          A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement. The admission of any transferee as a Substituted Limited Partner shall be subject to the transferee executing and delivering to the Partnership an acceptance of all the terms and conditions of this Agreement

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(including the provisions of Section 2.4) and such other documents or instruments as may be required to effect the admission.

(c)          Upon the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A to reflect the name of the Substituted Limited Partner and the number of Units held by such Substituted Limited Partner and to eliminate or adjust, as necessary, the name and number of Units of the predecessor of such Substituted Limited Partner.

Section 11.5.        Assignees.  If the General Partner, in its sole and absolute discretion, does not consent to the admission of any transferee of any Partnership Interest as a Substituted Limited Partner in connection with a Transfer permitted by the General Partner pursuant to Section 11.1(b), such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a holder of a Partnership Interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses and other items of income, gain, loss, deduction and credit of the Partnership attributable to the Units assigned to such Assignee and the rights to Transfer the Units only in accordance with the provisions of this Article 11, but shall not be deemed to be a Partner or holder of Units for any other purpose under this Agreement, and shall not be entitled to effect a Consent or vote or effect a Redemption with respect to such Units on any matter presented to the Limited Partners for approval (such right to Consent or vote or effect a Redemption, to the extent provided in this Agreement or under the Act, fully remaining with the transferor Limited Partner). In the event that any such transferee desires to make a further assignment of any such Units, such Assignee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Units.

Section 11.6.        General Provisions.

(a)          No Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer of all of such Limited Partner’s Units in accordance with this Article 11, with respect to which the transferee becomes a Substituted Limited Partner, or pursuant to a redemption (or acquisition by Omega REIT) of all of its Units pursuant to a Redemption under Section 8.6.

(b)          Any Limited Partner who shall Transfer all of his, her or its Units in a Transfer (i) consented to by the General Partner pursuant to this Article 11 where such transferee was admitted as a Substituted Limited Partner, (ii) pursuant to the exercise of its rights to effect a redemption of all of its Units pursuant to a Redemption under Section 8.6 or (iii) to Omega REIT, whether or not pursuant to Section 8.6(b), shall cease to be a Limited Partner as of the effectiveness of the Transfer.

(c)          If any Unit is Transferred in compliance with the provisions of this Article 11, or is redeemed by the Partnership, or acquired by Omega REIT pursuant to Section 8.6, on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit attributable to such Unit for such Partnership Year shall be allocated to the transferor Partner or the Tendering Partner, as the case may be, and, in the case of a Transfer or assignment other than a Redemption, to the transferee

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Partner, by taking into account their varying interests during the Partnership Year in accordance with Code Section 706(d), using the “interim closing of the books” method or another permissible method selected by the General Partner. Solely for purposes of making such allocations, each of such items for the calendar month in which a Transfer occurs shall be allocated to the transferee Partner and none of such items for the calendar month in which a Transfer or a Redemption occurs shall be allocated to the transferor Partner or the Tendering Partner, as the case may be, if such Transfer occurs on or before the fifteenth (15th) day of the month, otherwise all such items shall be allocated to the transferor; provided, however, that the General Partner may adopt such other conventions relating to allocations in connection with Transfers or Redemptions as it deems necessary or appropriate. All distributions of Available Cash attributable to such Unit with respect to which the Partnership Record Date is before the date of such Transfer, assignment or Redemption shall be made to the transferor Partner or the Tendering Partner, as the case may be, and, in the case of a Transfer other than a Redemption, all distributions of Available Cash thereafter attributable to such Unit shall be made to the transferee Partner.

(d)          In addition to any other restrictions on Transfer contained in this Agreement, in no event may any Transfer or assignment of a Partnership Interest by any Partner (including any Redemption, any acquisition of Units by Omega REIT or any other acquisition of Units by the Partnership) be made: (i) to any Person who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; (iii) with respect to LP Units only, of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (iv) if such Transfer could reasonably be expected to cause Omega REIT to cease to comply with the REIT Requirements; (v) if such Transfer could reasonably be expected to, on advice of legal counsel to the Partnership or the General Partner, cause a termination of the Partnership for federal or state income tax purposes; (vi) if such Transfer could reasonably be expected to, on advice of legal counsel to the Partnership, cause the Partnership to cease to be classified as a partnership for federal income tax purposes; (vii) if such Transfer, on advice of legal counsel to the Partnership or the General Partner, could reasonably be expected to adversely affect the ability of Omega REIT to continue to qualify as a REIT or subject Omega REIT to any additional taxes under Code Section 857 or Code Section 4981; (viii) if such Transfer could reasonably be expected to cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA or any plan subject to Code Section 4975, a “party-in-interest” (as defined in ERISA Section 3(14)) or a “disqualified person” (as defined in Code Section 4975(c)); (ix) to any benefit plan investor within the meaning of Department of Labor Regulations Section 2510.3-101(f); (x) if such Transfer could reasonably be expected to, on advice of legal counsel to the Partnership or the General Partner, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.3-101; (xi) if such Transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities laws; (xii) if such Transfer would be effectuated through an “established securities market” or a “secondary market” (or the substantial equivalent thereof) within the meaning of Code Section 7704) or if such Transfer causes the Partnership to become a “publicly traded partnership,” as such term is defined in Code Sections 469(k)(2) or 7704(b); or (xiii) if such Transfer subjects the Partnership to regulation under the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, or ERISA, except in the

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case of each of clauses (iii) through (xii), with prior written consent of the General Partner, which consent may be granted or withheld in its sole and absolute discretion.

(e)          The General Partner shall monitor the Transfers of Partnership Interests (including any acquisition of Common Units by the Partnership or the Omega REIT) to determine (i) if such interests could be treated as being traded on an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code and the regulations thereunder and (ii) whether such transfers of interests could result in the Partnership being unable to qualify for the “safe harbors” set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as “readily tradable on a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code) (the “PTP Safe Harbors”). The General Partner shall have the authority (but shall not be required) to take any steps it determines are necessary or appropriate in its sole and absolute discretion (i) to prevent any trading of interests which could cause the Partnership to become a “publicly traded partnership,” within the meaning of Code Section 7704, or any recognition by the Partnership of such transfers, (ii) to ensure that one or more of the PTP Safe Harbors is met and/or (iii) to ensure that the Partnership satisfies the “qualifying income” exemption of Section 7704(c) of the Code from treatment as a publicly traded partnership taxable as a corporation.

Article 12

ADMISSION OF PARTNERS

Section 12.1.       Admission of Successor General Partner and Additional General Partners. The acquirer of the General Partner’s GP Units pursuant to a Transfer permitted by Section 11.2 or issuance pursuant to Section 4.4, which is proposed to be admitted as an additional or a successor General Partner shall be admitted to the Partnership as a General Partner, without the consent of any Limited Partner, effective upon such Transfer or issuance. Upon any such Transfer and the admission of any such transferee as a successor General Partner in accordance with this Section 12.1, the transferor General Partner shall be relieved of all of its obligations under this Agreement and shall cease to be a general partner of the Partnership without any separate Consent of the Limited Partners. Any such successor General Partner, if named to be Principal General Partner in Exhibit A hereto, shall carry on the business of the Partnership without dissolution. The admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission. In the case of such admission on any day other than the first (1st) day of a Partnership Year, all items attributable to the Partnership Interests for such Partnership Year shall be allocated between the transferring General Partner and such successor as provided in Section 11.6(c). Upon any such Transfer, the transferee shall become the successor General Partner (and, if appropriate, the Principal General Partner) for all purposes herein, and shall be vested with the powers and rights of the transferor General Partner, and shall be liable for all of the obligations and responsible for all of the duties of the General Partner.

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Section 12.2.       Admission of Additional Limited Partners.

(a)          A Person not already a Partner who receives LP Units or an award of LTIP Units in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including the power of attorney granted in Section 2.4, and (ii) such other documents or instruments as may be required in the sole and absolute discretion of the General Partner in order to effect such Person’s admission as an Additional Limited Partner.

(b)          Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner in its sole and absolute discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, which shall occur on the last date upon which each of the following conditions has been satisfied: (i) the Capital Contribution in respect of such Limited Partner is received, (ii) the consent of the General Partner to such admission is obtained and (iii) the documents required by Section 12.2(a) are furnished to the General Partner. If any Additional Limited Partner is admitted to the Partnership on any day other than the first (1st) day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items allocable among Partners and Assignees for such Partnership Year shall be allocated among such Limited Partner and all other Partners and Assignees using any method permitted under Code Section 706 as the General Partner determine. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner (other than in its capacity as an Assignee, if applicable) and, except as otherwise agreed to by the Additional Limited Partner and the General Partner, all distributions of Available Cash thereafter shall be made to all Partners and Assignees including such Additional Limited Partner.

Section 12.3.       Amendment of Agreement and Certificate of Limited Partnership.  For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4.

Article 13

DISSOLUTION AND LIQUIDATION

Section 13.1.      Dissolution.  The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner or Additional General Partner in accordance with the terms of this Agreement. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each, a “Liquidating Event”):

(a)          an event of withdrawal (as defined in the Act) of the sole remaining General Partner, unless, within ninety (90) days after the withdrawal, a Majority in Interest of the Outside Limited Partners Consent, in their sole and absolute discretion, to continue the business of the

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Partnership and to the appointment, effective as of the date of withdrawal, of a substitute general partner, who shall be a Principal General Partner for all purposes;

(b)          an election to dissolve the Partnership made by the General Partner in its sole and absolute discretion, with or without the Consent of a Majority in Interest of the Outside Limited Partners;

(c)          the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

(d)          the occurrence of any sale or other disposition of all or substantially all of the Partnership Assets or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the Partnership Assets;

(e)          the Redemption (or acquisition by the General Partner) of all Units other than Units held by the General Partner; or

(f)          the Incapacity of the sole remaining General Partner, unless, within ninety (90) days after the event causing such Incapacity, a Majority in Interest of the Outside Limited Partners Consent to continue the business of the Partnership and to the appointment, effective as of the date of such Incapacity, of a substitute general partner, who shall be a Principal General Partner for all purposes.

Section 13.2.       Winding Up.

(a)          Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership’s business and affairs. The sole remaining General Partner or, in the event that there is no remaining General Partner or the sole remaining General Partner has dissolved, become bankrupt within the meaning of the Act or ceased to operate, any Person elected by a Majority in Interest of the Outside Limited Partners (the General Partner or such other Person being referred to herein as the “Liquidator”) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and property and the Partnership Assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order:

(i)          First, to the payment and discharge of all of the Partnership’s debts and liabilities to creditors other than the Partners;

(ii)         Second, to the payment and discharge of all of the Partnership’s debts and liabilities to the General Partner including amounts due as reimbursements under Section 7.3;

(iii)        Third, to the payment and discharge of all of the Partnership’s debts and liabilities to the Partners, pro rata; and

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(iv)        The balance, if any, in accordance with Section 5.1(a); provided, however, distributions to a Holder of LTIP Units shall not exceed such Holder’s positive Capital Account Balance with respect to such LTIP Units.

No General Partner shall receive any additional compensation for any services performed pursuant to this Article 13 other than reimbursement of its expenses as provided in Section 7.3. If any Partner has a deficit balance in its Capital Account, such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever.

(b)          Notwithstanding the provisions of Section 13.2(a) which require liquidation of the Partnership Assets, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership Assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any Partnership Assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2(a), undivided interests in such Partnership Assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

Section 13.3.       Deemed Contribution and Distribution.  Notwithstanding any other provision of this Article 13, in the event the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Liquidating Event has occurred, the Partnership Assets shall not be liquidated, the Partnership’s liabilities shall not be paid or discharged and the Partnership’s affairs shall not be wound up. Instead, the Partnership shall be deemed to have contributed the Partnership Assets to a new partnership, in exchange for an interest in the new partnership, which new partnership shall be deemed to have assumed and taken such property subject to all Partnership liabilities. Immediately thereafter, the Partnership shall be deemed to distribute the interests in the new partnership, in liquidation of the Partnership, to the General Partner and the Limited Partners, in proportion to the Partners’ respective interests in the Partnership, for the continuation of the business.

Section 13.4.       Rights of Limited Partners.  Except as otherwise provided in this Agreement, (a) each Limited Partner shall look solely to the Partnership Assets for the return of its Capital Contribution and (b) no Limited Partner shall have the right or power to demand or receive property from the Partnership.

Section 13.5.       Notice of Dissolution.  In the event a Liquidating Event occurs or an event occurs that would, but for provisions of Section 13.1, result in a dissolution of the Partnership,

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the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners.

Section 13.6.       Cancellation of Certificate of Limited Partnership.  Upon the completion of the liquidation of the Partnership’s cash, property and other assets as provided in Section 13.2, the Partnership shall be terminated and the Certificate and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

Section 13.7.       Reasonable Time for Winding-Up.  A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

Section 13.8.       Waiver of Partition.  Each Partner hereby waives any right to partition of the Partnership Assets.

Article 14

AMENDMENT OF PARTNERSHIP AGREEMENT; CONSENTS

Section 14.1.       Amendments without Limited Partner Consent.

(a)          Without limiting the powers of the General Partner as set forth in Section 7.1, each Limited Partner agrees that the General Partner (pursuant to its powers of attorney from the Limited Partners and Assignees), without the approval of any Limited Partner or Assignee, may amend any provision of this Agreement, and execute, swear to acknowledge, deliver, file and record whatever documents may be required in connection therewith, to:

(i)          reflect a change in the name of the Partnership or the location of the principal place of business of the Partnership;

(ii)         reflect the admission, substitution, withdrawal or removal of Partners in accordance with this Agreement and to amend Exhibit A in connection with such admission, substitution, withdrawal or removal;

(iii)        reflect a change that, in the sole and absolute discretion of the General Partner is reasonable and necessary or appropriate to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or that is necessary or advisable in the opinion of the General Partner to ensure that the Partnership will not be taxable as a corporation or an association taxable as a corporation for federal income tax purposes;

(iv)        reflect a change (A) that in the sole and absolute discretion of the General Partner does not adversely affect the Limited Partners in any material respect (including, but not limited to, Section 11.2(b) to the extent that any amendment to such section, that in the sole and absolute discretion, of the General Partner, is or may be required to

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facilitate a Transaction) or (B) that is required to effect the intent of the provisions of this Agreement or otherwise contemplated by this Agreement;

(v)         add to the obligations of the General Partner or surrender any right or power granted to the General Partner to any other Affiliate of a General Partner for the benefit of the Limited Partners;

(vi)        satisfy the provisions of any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law which is binding upon the Partnership;

(vii)       reflect such changes as are determined by the General Partner in its sole and absolute discretion to be necessary or appropriate for Omega REIT to maintain or restore its status as a REIT or to satisfy the REIT Requirements;

(viii)      to reflect the Transfer of all or any part of a Partnership Interest between the General Partner and any Qualified REIT Subsidiary;

(ix)         to modify the manner in which Capital Accounts are computed (but only to the extent set forth in the definition of “Capital Account” or contemplated by the Code or the Regulations);

(x)          reflect an amendment that is necessary or advisable in the opinion of the General Partner to prevent the Partnership or Omega REIT or its directors or officers from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, or the Investment Advisers Act of 1940, as amended;

(xi)         reflect such actions as may be necessary or appropriate to avoid the Partnership Assets being treated for any purpose of ERISA or Code Section 4975 as assets of any “employee benefit plan” as defined in and subject to ERISA or of any “plan” subject to Code Section 4975 (or any corresponding provisions of succeeding law) or to avoid the Partnership’s engaging in a prohibited transaction as defined in Section 406 of ERISA or Code Section 4975(c);

(xii)        reflect an amendment that in the sole and absolute discretion of the General Partner is necessary or desirable in connection with the issuance of any Units or adoption of any Equity Incentive Plan pursuant to Article 4;

(xiii)       reflect an amendment as may be required in the General Partner’s sole and absolute discretion to comply with provisions of Loan Documents;

(xiv)      reflect any amendment expressly permitted in this Agreement to be made by the General Partner; or

(xv)       reflect any other amendment similar to the foregoing.

(b)          Notwithstanding the foregoing, this Agreement shall not be amended, and no action may be taken by the General Partner, without the Consent of each Partner adversely

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affected if such amendment or action would (i) convert a Limited Partner’s interest in the Partnership into a General Partner Interest, (ii) modify the limited liability of a Limited Partner, (iii) alter the rights of any Partner to receive distributions pursuant to Article 5 or Section 13.2(a)(iv), or the allocations specified in Article 6 (except as permitted pursuant to Section 4.4, Section 4.5 and Section 6.2(c)) or (iv) amend this Section 14.1(b).

(c)          Except as otherwise provided in Section 14.1(a) and Section 14.1(b), amendments to this Agreement shall require the affirmative consent of the General Partner and of Partners (which, for the avoidance of doubt, may include any General Partner) owning in the aggregate a majority of the Common Units.

Section 14.2.       Amendments with Limited Partner Consent.  Amendments to this Agreement requiring Consent of the Limited Partners may be proposed only by the General Partner. Following such proposal, the General Partner shall submit any proposed amendment to the Limited Partners for approval in accordance with Section 14.3.

Section 14.3.       Meetings of and Actions by the Partners.

(a)          Meetings of the Partners may be called by the General Partner at its sole and absolute discretion. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of Partners is permitted or required under this Agreement, such vote or Consent may be given by proxy or at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 14.3(b).

(b)          Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by the Holders of a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement for the action in question). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement) at a meeting of the Partners. For purposes of obtaining such consent, the General Partner may require a response within a reasonable specified time, but not less than ten (10) days, and failure to respond in such time period shall constitute a Consent that is consistent with the General Partner’s recommendation with respect to the proposal; provided, however, that an action shall become effective at such time as requisite Consents are received even if prior to such specified time. Such Consent shall be filed with the General Partner.

(c)          Each Limited Partner may authorize any Person or Persons to act for him, her or it by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or his, her or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership’s receipt of written notice of such revocation from the Limited Partner executing such proxy. The use of

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proxies will be governed in the same manner as in the case of corporations organized under the General Corporation Law of Delaware (including Section 212 thereof).

(d)          Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate in its sole and absolute discretion.

(e)          On matters on which Limited Partners are entitled to vote, each Limited Partner holding Units shall be entitled to cast a number of votes equal to the number of Units held by such Limited Partner.

(f)          Except as otherwise expressly provided in this Agreement, the Consent of Holders of Partnership Interests representing a majority of the Partnership Interests of the Limited Partners shall control.

Article 15

LTIP UNITS

Section 15.1.       Designation.  Section 4.3 establishes a class of Units in the Partnership designated as the “LTIP Units.” The number of LTIP Units that may be issued is not limited by this Agreement.

Section 15.2.       Vesting.

(a)          Generally.  LTIP Units may, in the sole and absolute discretion of the General Partner, be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of an award, vesting or other similar agreement (a “Vesting Agreement”). The terms of any Vesting Agreement may be modified by the General Partner from time to time in its sole and absolute discretion, subject to any restrictions on amendment imposed by the relevant Vesting Agreement or by the Equity Incentive Plan, if applicable. LTIP Units that were fully vested when issued or that have vested and are no longer subject to forfeiture under the terms of a Vesting Agreement are referred to as “Vested LTIP Units” and all other LTIP Units shall be treated as “Unvested LTIP Units.” LTIP Units that are issued subject to the achievement of specified performance criteria are referred to as “Unearned LTIP Units” until such time as the relevant performance criteria have been met at which time such LTIP Units are referred to as “Earned LTIP Units.” Earned LTIP Units that are subject to vesting and forfeiture provisions pursuant to the terms of a Vesting Agreement are referred to as “Earned Unvested LTIP Units.”

(b)          Forfeiture.  Unless otherwise specified in the Vesting Agreement, the Equity Incentive Plan or in any other applicable compensatory arrangement or incentive program pursuant to which LTIP Units are issued, upon the occurrence of any event specified in such Vesting Agreement, Equity Incentive Plan, arrangement or program as resulting in either the right of the Partnership or the General Partner to repurchase LTIP Units at a specified purchase price or some other forfeiture of any LTIP Units, then if the Partnership or the General Partner exercise such right to repurchase or upon the occurrence of the event causing forfeiture in accordance with the applicable Vesting Agreement, Equity Incentive Plan, arrangement or program, then the relevant LTIP Units shall immediately, and without any further action, be

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treated as cancelled and no longer outstanding for any purpose. Unless otherwise specified in the applicable Vesting Agreement, Equity Incentive Plan, arrangement or program, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited, other than any distributions declared with respect to a Partnership Record Date and with respect to such LTIP Units prior to the effective date of the forfeiture if so provided by the terms of the applicable Vesting Agreement, Equity Incentive Plan, arrangement or program. Except as otherwise provided in this Agreement (including without limitation Section 6.2(a)(i)) or any agreement relating to the grant of LTIP Units, in connection with any repurchase or forfeiture of such LTIP Units, if such Holder continues to hold LTIP Units after such repurchase or forfeiture, the Capital Account balance of the holder of LTIP Units that is attributable to all of his or her remaining LTIP Units shall be reduced by the amount, if any, needed to reduce such Capital Account balance to an amount that would equal the target balance contemplated by Section 6.2(a)(i), had such historic calculations under Section 6.2(a)(i) been made only with respect to such holder’s remaining LTIP Units.

Section 15.3.       Adjustments.  The Partnership shall maintain at all times a one-to-one correspondence between LTIP Units and LP Units for conversion, distribution and other purposes, including without limitation complying with the following procedures; provided, that the foregoing is not intended to alter the special allocations pursuant to Section 6.2(a)(i), differences between distributions to be made with respect to LTIP Units and LP Units pursuant to Section 13.2 and Section 15.4(c) in the event that the Capital Accounts attributable to the LTIP Units are less than those attributable to LP Units due to insufficient special allocation pursuant to Section 6.2(a)(i) or related provisions. If an Adjustment Event occurs, then the General Partner shall take any action reasonably necessary, including any amendment to this Agreement or Exhibit A adjusting the number of outstanding LTIP Units or subdividing or combining outstanding LTIP Units, to maintain a one-for-one conversion and economic equivalence ratio between LP Units and LTIP Units. The following shall be “Adjustment Events”: (i) the Partnership makes a distribution on all outstanding LP Units in Units, (ii) the Partnership subdivides the outstanding LP Units into a greater number of Units or combines the outstanding LP Units into a smaller number of Units, or (iii) the Partnership issues any Units in exchange for its outstanding LP Units by way of a reclassification or recapitalization of its LP Units. If more than one Adjustment Event occurs, any adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. For the avoidance of doubt, the following shall not be Adjustment Events: (x) the issuance of Units in a financing, reorganization, acquisition or other similar business transaction, (y) the issuance of Units pursuant to any Equity Incentive Plan or any employee benefit or compensation plan or distribution reinvestment plan, or (z) the issuance of any GP Units to a General Partner in respect of a Capital Contribution to the Partnership of proceeds from the sale of securities by Omega REIT. If the Partnership takes an action affecting the LP Units other than actions specifically described above as Adjustment Events and in the opinion of the General Partner such action would require action to maintain the one-to-one correspondence described above, the General Partner shall have the right to take such action, to the extent permitted by law, the Equity Incentive Plan and any other compensatory arrangement or incentive program pursuant to which LTIP Units are issued, in such manner and at such time as the General Partner, in its sole and absolute discretion, may determine to be reasonably appropriate under the circumstances. If an amendment is made to this Agreement adjusting the number of outstanding LTIP Units as herein provided, the Partnership shall

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promptly file in the books and records of the Partnership a certificate of the General Partner setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after filing of such certificate, the Partnership shall mail a notice to each LTIP Unit Holder setting forth the adjustment to his or her LTIP Units and the effective date of such adjustment.

Section 15.4.       Distributions.

(a)          Distributions Generally.  Distributions on the LTIP Units, if authorized, under the provisions of Section 5.1(a) or Section 5.1(c) shall be payable in such amounts as authorized, subject to adjustment or modification as set forth in the Equity Incentive Plan or any applicable Vesting Agreement and on such dates and in such manner as may be authorized by the General Partner (any such date, an “LTIP Unit Distribution Participation Date”); provided that, except as otherwise provided in this Agreement, the Equity Incentive Plan, any applicable Vesting Agreement or by the General Partner with respect to any particular class or series of LTIP Units, the LTIP Unit Distribution Participation Date shall be the same as the corresponding Partnership Record Date relating to the corresponding distribution on the LP Units.

(b)          Other Distributions.  Pursuant to Section 5.1(b), and except as otherwise provided in this Agreement, the Equity Incentive Plan, any applicable Vesting Agreement or by the General Partner with respect to any particular class or series of LTIP Units, the General Partner may from time to time make, and the Holders of LTIP Units shall be entitled to receive, distributions (other than distributions upon the occurrence of a Liquidating Event or proceeds from a Terminating Capital Transaction) of Available Cash in an amount per LTIP Unit equal to the amount of any such distributions that would have been payable to such holders if the LTIP Units had been LP Units (if applicable, assuming such LTIP Units were held for the entire period to which such distributions relate) so as to otherwise comply with of the terms of an Equity Incentive Plan, or the terms set forth in any Vesting Agreement. Such distributions can, but need not be, made proportionately to the of holders of LTIP Units. Any distribution of cash made to any holders of LTIP Units pursuant to this Section 15.4(b) shall not be considered a distribution of Available Cash under Section 5.1(a) or Section 5.1(c) to which holders of Common Units otherwise would be entitled to their proportionate share of such distribution.

(c)          Liquidating Distributions.  Holders of Vested LTIP Units and Earned Unvested LTIP Units shall also be entitled to receive distributions upon the occurrence of a Liquidating Event or proceeds from a Terminating Capital Transaction in accordance with Section 13.2.

Section 15.5.       Allocations.  Holders of LTIP Units shall be allocated Net Income and Net Loss as set forth in Article 6; for purposes of clarity, generally pursuant to Section 6.1 with respect to distributions made pursuant to Section 15.4(a) and Section 6.2(a)(ii) with respect to distributions made pursuant to Section 15.4(b) or Section 15.4(c).

Section 15.6.       Transfers.  Subject to the terms of any Vesting Agreement, a holder of LTIP Units shall be entitled to transfer his or her LTIP Units to the same extent, and subject to the same restrictions as holders of LP Units are entitled to transfer their LP Units pursuant to Article 11.

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Section 15.7.       Redemption.  The right to Redemption provided in Section 8.6 shall not apply with respect to LTIP Units.

Section 15.8.       Legend.  Any certificate evidencing an LTIP Unit shall bear an appropriate legend indicating that additional terms, conditions and restrictions on transfer, including without limitation any Vesting Agreement, apply to the LTIP Unit.

Section 15.9.       Conversion to Partnership LP Unit.

(a)          A holder of Unvested LTIP Units shall have the right (the “Conversion Right”), at his or her option, at any time to convert all or a portion of his or her Vested LTIP Units into LP Units; provided, however, that such holder may not exercise the Conversion Right for less than one thousand (1,000) Vested LTIP Units or, if such holder holds less than one thousand (1,000) Vested LTIP Units, all of the Vested LTIP Units held by such holder. Holders of Unvested LTIP Units and Earned Unvested LTIP Units shall not have the right to convert such Units into LP Units until they become Vested LTIP Units; provided, however, that when a holder of LTIP Units is notified of the expected occurrence of an event that will cause his or her Unvested LTIP Units or Earned Unvested LTIP Units to become Vested LTIP Units, such holder may give the Partnership a Conversion Notice conditioned upon and effective as of the time of vesting and such Conversion Notice, unless subsequently revoked by the holder, shall be accepted by the Partnership subject to such condition. In all cases, the conversion of any LTIP Units into LP Units shall be subject to the conditions and procedures set forth in this Section 15.9.

(b)          A holder of LTIP Units may convert his or her Vested LTIP Units into an equal number of fully paid and non-assessable LP Units, giving effect to all adjustments (if any) made pursuant to Section 15.3. Notwithstanding the foregoing, in no event may a holder of LTIP Units convert a number of Vested LTIP Units that exceeds (x) the Economic Capital Account Balance of such holder, to the extent attributable to his or her ownership of LTIP Units, divided by (y) the Common Unit Economic Balance, in each case as determined as of the effective date of conversion (the “Capital Account Limitation”). In order to exercise his or her Conversion Right, a holder of LTIP Units shall deliver a notice (a “Conversion Notice”) to the Partnership (with a copy to the General Partner) in the form attached as Exhibit C not less than three (3) nor more than ten (10) days prior to a date (the “Conversion Date”) specified in such Conversion Notice; provided, however, that if the General Partner has not given to the holder of LTIP Units notice of a proposed or upcoming Transaction at least thirty (30) days prior to the effective date of such Transaction, then the holder shall have the right to deliver a Conversion Notice until the earlier of (x) the tenth (10th) day after such notice from the General Partner of a Transaction or (y) the third Business Day immediately preceding the effective date of such Transaction. Each holder of LTIP Units seeking to convert Vested LTIP Units represents and warrants to the Partnership that all Vested LTIP Units to be converted pursuant to this Section 15.9 shall be free and clear of all liens. Notwithstanding anything herein to the contrary, a holder of LTIP Units may deliver a Notice of Redemption pursuant to Section 8.6 relating to such LP Units in advance of the Conversion Date; provided, however, that the redemption of such LP Units by the Partnership shall in no event take place until on or after the Conversion Date. For clarity, it is noted that the objective of this paragraph is to put a holder of LTIP Units in a position where, if he or she so wishes, the LP Units into which his or her Vested LTIP Units will be converted can

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be redeemed by the Partnership pursuant to Section 8.6 simultaneously with such conversion, with the further consequence that, if the General Partner elects to assume the Partnership’s Redemption obligation with respect to such LP Units under Section 8.6 by delivering to such holder REIT Shares rather than cash, then such holder of LTIP Units can have such REIT Shares issued to him or her simultaneously with the conversion of his or her Vested LTIP Units into LP Units. The General Partner shall cooperate with a holder of LTIP Units to coordinate the timing of the different events described in the foregoing sentence.

(c)          The Partnership, at any time at the election of the General Partner, may cause any number of Vested LTIP Units to be converted (a “Forced Conversion”) into an equal number of LP Units, giving effect to all adjustments (if any) made pursuant to Section 15.3; provided, however, that the Partnership may not cause a Forced Conversion of any LTIP Units that would not at the time be eligible for conversion at the option of a holder of LTIP Units pursuant to Section 15.9(b). In order to exercise its right of Forced Conversion, the Partnership shall deliver a notice (a “Forced Conversion Notice”) in the form attached hereto as Exhibit D to the applicable Holder of LTIP Units not less than ten (10) nor more than sixty (60) days prior to the Conversion Date specified in such Forced Conversion Notice.

(d)          A conversion of Vested LTIP Units for which the holder thereof has given a Conversion Notice or the Partnership has given a Forced Conversion Notice shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such holder of LTIP Units other than the surrender of any certificate or certificates evidencing such Vested LTIP Units, as of which time such holder of LTIP Units shall be credited on the books and records of the Partnership as of the opening of business on the next day with the number of LP Units into which such LTIP Units were converted. After the conversion of LTIP Units as aforesaid, the Partnership shall deliver to such holder of LTIP Units, upon his or her written request, a certificate issued by the General Partner certifying the number of LP Units and remaining LTIP Units, if any, held by such holder immediately after such conversion. The Assignee of any Limited Partner pursuant to Article 11 may exercise the rights of such Limited Partner pursuant to this Section 15.9 and such Limited Partner shall be bound by the exercise of such rights by the Assignee.

(e)          For purposes of making future allocations under Section 6.2(a)(i) and applying the Capital Account Limitation, the portion of the Economic Capital Account Balance of the applicable Holder of LTIP Units that is treated as attributable to his or her LTIP Units shall be reduced, as of the Conversion Date, by the product of the number of LTIP Units converted and the Common Unit Economic Balance.

(f)          If the Partnership or Omega REIT shall be a party to any Transaction, other than a Transaction that constitutes an Adjustment Event, then the General Partner shall, immediately prior to the Transaction, exercise its right to cause a Forced Conversion with respect to the maximum number of LTIP Units then eligible for conversion, taking into account any allocations that occur in connection with the Transaction or that would occur in connection with the Transaction if the assets of the Partnership were sold at the Transaction price or, if applicable, at a value determined by the General Partner in good faith using the value attributed to the LP Units in the context of the Transaction (in which case the Conversion Date shall be the effective date of the Transaction). In anticipation of such Forced Conversion and the consummation of the

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Transaction, the Partnership shall use commercially reasonable efforts to cause each holder of LTIP Units to be afforded the right to receive in connection with such Transaction in consideration for the LP Units into which his or her LTIP Units will be converted the same kind and amount of cash, securities or other property (or any combination thereof) receivable upon the consummation of such Transaction by a holder of the same number of LP Units, assuming such holder is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an affiliate of a Constituent Person. In the event that holders of LP Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Transaction, prior to such Transaction the General Partner shall give prompt written notice to each holder of LTIP Units of such opportunity, and shall use commercially reasonable efforts to afford such holder the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of each LTIP Unit held by such holder into LP Units in connection with such Transaction. If a holder of LTIP Units fails to make such an election, such holder (and any of its transferees) shall receive upon conversion of each LTIP Unit held by him or her (or by any of his or her transferees) the same kind and amount of consideration that a holder of LP Units would receive if such holder of LP Units failed to make such an election. Subject to the rights of the Partnership and Omega REIT under any Vesting Agreement and the relevant terms of the Equity Incentive Plan, the Partnership shall use commercially reasonable effort to cause the terms of any Transaction to be consistent with the provisions of this Section 15.9(f) and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any holder of LTIP Units whose LTIP Units will not be converted into LP Units in connection with the Transaction that will (i) contain provisions enabling any holders of LTIP Units that remain outstanding after such Transaction to convert their LTIP Units into securities as comparable as reasonably possible under the circumstances to the LP Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in the Agreement for the benefit of the holders of LTIP Units.

Section 15.10.     Voting.  Holders of LTIP Units shall have the same voting rights as Limited Partners holding LP Units, with the holders of LTIP Units voting together as a single class with the LP Units and having one vote per LTIP Unit, and holders of LTIP Units shall not be entitled to approve, vote on or consent to any other matter.

Section 15.11.     Section 83 Safe Harbor.  Each Partner authorizes the General Partner to elect to apply the safe harbor (the “Section 83 Safe Harbor”) set forth in proposed Regulations Section 1.83-3(1) and proposed IRS Revenue Procedure published in Notice 2005-43 (together, the “Proposed Section 83 Safe Harbor Regulation”) (under which the fair market value of a Partnership Interest that is transferred in connection with the performance of services is treated as being equal to the liquidation value of the interest) if such Proposed Section 83 Safe Harbor Regulation or similar Regulations are promulgated as a final or temporary Regulations. If the General Partner determines that the Partnership should make such election, the General Partner is hereby authorized to amend this Agreement without the consent of any other Partner to provide that (i) the Partnership is authorized and directed to elect the Section 83 Safe Harbor, (ii) the Partnership and each of its Partners (including any Person to whom a Partnership Interest, including an LTIP Unit, is transferred in connection with the performance of services) will comply with all requirements of the Section 83 Safe Harbor with respect to all Partnership

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Interests transferred in connection with the performance of services while such election remains in effect and (iii) the Partnership and each of its Partners will take all actions necessary, including providing the Partnership with any required information, to permit the Partnership to comply with the requirements set forth or referred to in the applicable Regulations for such election to be effective until such time (if any) as the General Partner determines, in its sole and absolute discretion, that the Partnership should terminate such election. The General Partner is further authorized to amend this Agreement to modify Article 6 to the extent the General Partner determines in its sole and absolute discretion that such modification is necessary or desirable as a result of the issuance of any applicable law, Regulations, notice or ruling relating to the tax treatment of the transfer of a Partnership Interests in connection with the performance of services. Notwithstanding anything to the contrary in this Agreement, each Partner expressly confirms that it will be legally bound by any such amendment.

Article 16

GENERAL PROVISIONS

Section 16.1.       Addresses and Notice.

(a)          All notices, demands or other communications required or desired to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally by Federal Express (or other similar overnight courier service), by telecopy transmission (with transmission confirmed) or by registered or certified mail, return receipt requested, postage prepaid, and addressed as set forth below:

If to the Partnership or a General Partner:

Omega Healthcare Investors, Inc.

200 International Circle, Suite 3500

Hunt Valley, Maryland 21030

Attn:    C. Taylor Pickett

              Robert O. Stephenson

Fax: (410) 427-8820

with copies to:

Bryan Cave LLP

1201 West Peachtree Street NW

14th Floor

Atlanta, Georgia 30309

Attn: Rick Miller

Fax: (404) 420-0787

If to any Limited Partner, at the address designated for such Limited Partner in the Partnership’s books and records.

(b)          Any party may change such party’s address or telecopy number for the giving of notice specified above by giving notice as herein provided.

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(c)          Any notice given by personal delivery, by Federal Express (or other similar overnight courier service), or telecopy transmission shall be deemed given, delivered, received and effective on the date of receipt (or confirmation or answer back for facsimile) of such delivery (or such other transmission at the address or telecopy number designated pursuant hereto) and any notice given by registered or certified mail shall be deemed given, delivered, received and effective on the third Business Day following the date on which it was deposited in the United States postal system.

Section 16.2.       Interpretation.  All Article and Section titles and captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, all references herein to Articles, Sections, paragraphs, clauses and other subdivisions refer to the corresponding Articles, Sections, paragraphs, clauses and other subdivisions of this Agreement; and the words “herein,” “hereof,” “hereby,” “hereto,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular Article, Section, paragraph, clause or subdivision hereof. All exhibits which are referred to herein or attached hereto are hereby incorporated by reference. Wherever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” unless preceded by a negative predicate.

Section 16.3.       Pronouns and Plurals.  Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 16.4.       Further Action.  The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 16.5.       Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 16.6.      Creditors.  Other than as expressly set forth herein with respect to Indemnitees, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

Section 16.7.      Waiver.  No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon any breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

Section 16.8.      Counterparts.  This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

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Section 16.9.       Applicable Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of laws.

Section 16.10.    Invalidity of Provisions.  If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 16.11.     Limitation to Preserve REIT Status.  Notwithstanding anything else in this Agreement, to the extent that the amount paid, credited, distributed or reimbursed by the Partnership to the General Partner, or its officers, directors, employees or agents, whether as a reimbursement, fee, expense or indemnity (a “REIT Payment”), would constitute gross income to the General Partner for purposes of Code Section 856(c)(2) or Code Section 856(c)(3), then the amount of such REIT Payments, as selected by the General Partner in its sole and absolute discretion from among items of potential distribution, reimbursement, fees, expenses and indemnities, shall be reduced for any Partnership Year so that the REIT Payments, as so reduced, for or with respect to Omega REIT, shall not exceed the lesser of:

(a)          an amount equal to the excess, if any, of (i) 4.9% of the total of Omega REIT’s, if any, total gross income (including the amount of any REIT Payments after application of this Section 16.11) for the Partnership Year over (ii) the amount of gross income (within the meaning of Code Section 856(c)(2)) derived by Omega REIT from sources other than those described in subsections (A) through (H) of Code Section 856(c)(2) (including the amount of any REIT Payments after application of this Section 16.11); or

(b)          an amount equal to the excess, if any, of (i) 24% of the total of Omega REIT’s total gross income (including the amount of any REIT Payments after application of this Section 16.11) for the Partnership Year over (ii) the amount of gross income (within the meaning of Code Section 856(c)(3)) derived by Omega REIT from sources other than those described in subsections (A) through (I) of Code Section 856(c)(3) (including the amount of any REIT Payments after application of this Section 16.11); provided, however, that REIT Payments in excess of the amounts set forth in paragraphs (a) and (b) above may be made if Omega REIT, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts shall not adversely affect Omega REIT’s ability to qualify as a REIT. To the extent that REIT Payments may not be made in a Partnership Year as a consequence of the limitations set forth in this Section 16.11, such REIT Payments shall carry over and shall be treated as arising in the following Partnership Year. The purpose of the limitations contained in this Section 16.11 is to prevent Omega REIT from failing to qualify as a REIT under the Code by reason of Omega REIT’s share of items, including distributions, reimbursements, fees, expenses or indemnities, receivable directly or indirectly from the Partnership, and this Section 16.11 shall be interpreted and applied to effectuate such purpose.

Section 16.12.     No Rights as Stockholders of Omega REIT.  Nothing contained in this Agreement shall be construed as conferring upon the holders of Units any rights whatsoever as stockholders of Omega REIT, including any right to receive dividends or other distributions made to stockholders of Omega REIT or to vote or to consent or receive notice as stockholders in respect of any meeting of the stockholders of Omega REIT.

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Section 16.13.     No Third Party Beneficiaries.  The provisions of this Agreement are solely for the purpose of defining the interests of the Partners, inter se, and no other Person (i.e., a Person who is not a signatory hereto or a permitted successor to such signatory hereto), other than as expressly set forth herein with respect to Indemnitees, shall have any right, power, title or interest by way of subrogation or otherwise, in and to the rights, powers, title and provisions of this Agreement. No creditor or other third party having dealings with the Partnership (other than as expressly set forth herein with respect to Indemnitees) shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans to the Partnership or to pursue any other right or remedy hereunder or at law or in equity. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may any such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or any of the Partners.

Section 16.14.    Entire Agreement.  This Agreement and the Exhibits attached hereto contain the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes any other prior written or oral understandings or agreements among them with respect thereto.

[Remainder of page intentionally blank; signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GENERAL PARTNERS:

Omega Healthcare Investors, Inc.

By:	/s/ C. Taylor Pickett
C. Taylor Pickett
President

OHI Healthcare Properties Holdco, Inc.

By:	/s/ C. Taylor Pickett
C. Taylor Pickett
President

LIMITED PARTNERS:

Omega Healthcare Investors, Inc.

By:	/s/ C. Taylor Pickett
C. Taylor Pickett
President

Aviv Healthcare Properties Limited Partnership

By: OHI Healthcare Properties Holdco, Inc.,
its general partner

By:	/s/ C. Taylor Pickett
C. Taylor Pickett
President

Second Amended and Restated Agreement of Limited Partnership

OHI Limited Healthcare Properties Limited Partnership

Exhibit A

Holders and Units

	Status				Units
Holder	General Partner	Limited Partner	LTIP Unit Holder	Assignee	GP Units	LP Units	LTIP Units	Capital Contribution	Interest %
1. Omega Healthcare Investors, Inc.	X	X			1	138,751,944
2. OHI Healthcare Properties Holdco, Inc.	X*				1
3. Aviv Healthcare Properties Limited Partnership		X				52,908,348
Totals	2	2	-	-	2	191,660,292	-		100%

______________________

*Principal General Partner

Second Amended and Restated Agreement of Limited Partnership

OHI Healthcare Properties Limited Partnership

A-1

Exhibit B

Form of Notice of Redemption

[Date]

Omega Healthcare Investors, Inc.

200 International Circle

Suite 3500

Hunt Valley, MD 21030

Attention: Chief Financial Officer

Ladies and Gentlemen:

The undersigned, being a Limited Partner of OHI Healthcare Properties Limited Partnership, a Delaware limited partnership (the “Partnership”), hereby tenders for Redemption, as defined in and in accordance with the terms of the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended to date (the “Agreement”), the number of Units in the Partnership set forth below. Terms used but not otherwise defined herein shall have the meaning ascribed thereto in the Agreement. The undersigned:

a)            undertakes to surrender such Units at the closing of the Redemption on the Specified Redemption Date;

b)           directs that the certified check representing the Cash Amount, or the REIT Shares Amount, as applicable, deliverable upon the closing of such Redemption be delivered to the address specified below, and if REIT Shares are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below;

c)            represents, warrants and certifies that:

i.	the undersigned has, and at the closing of the Redemption will have, good, marketable and unencumbered title to such Units, free and clear of all liens, claims and encumbrances whatsoever,

ii.	the undersigned has, and at the closing of the Redemption will have, the full right, power and authority to tender and surrender such Units as provided herein, and

iii.	the undersigned has obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such tender and surrender;

d)          acknowledges that the undersigned will continue to own such Units until the Redemption transaction closes; and

Second Amended and Restated Agreement of Limited Partnership

OHI Healthcare Properties Limited Partnership

B-1

e)           agrees that, if any state or local property tax is payable as a result of the Redemption, the undersigned shall assume and pay such transfer tax.

Name of Limited Partner:
(Please Print Name as Registered with Partnership)

Number of Units Tendered for Redemption:

Date of this Notice:

Signature of Limited Partner:

Address of Limited Partner:
(Street Address)

(City) (State) (Zip Code)

Issue Check Payable to:

Issue REIT Shares in the name of:

Second Amended and Restated Agreement of Limited Partnership

OHI Healthcare Properties Limited Partnership

B-2

Exhibit C

Form of Conversion Notice

NOTICE OF ELECTION BY PARTNER TO CONVERT VESTED
LTIP UNITS INTO PARTNERSHIP LP UNITS

The undersigned Holder of Vested LTIP Units hereby irrevocably (i) elects to convert the number of Vested LTIP Units in OHI Healthcare Properties Limited Partnership (the “Partnership”) set forth below into [LP Units] in accordance with the terms of the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended to date; and (ii) directs that any cash in lieu of [LP Units] that may be deliverable upon such conversion to be deliverable upon such conversion be delivered to the address specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has title to such Vested LTIP Units, free and clear of the rights or interests of any other person or entity other than the Partnership; (b) has the full right, power, and authority to cause the conversion of such Vested LTIP Units as provided herein; and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consent or approve such conversion.

Name of Holder:
(Please Print Name as Registered with Partnership)

Number of Vested LTIP Units to be Converted:

Date of this Notice:

Signature of Holder:

Signature Medallion Guaranteed by:

Address of Holder:
(Street Address)

(City) (State) (Zip Code)

Issue Check Payable to:

Social security number of Holder:

Second Amended and Restated Agreement of Limited Partnership

OHI Healthcare Properties Limited Partnership

C-1

Exhibit D

Form of Forced Conversion Notice

NOTICE OF ELECTION BY PARTNERSHIP TO FORCE CONVERSION
OF VESTED LTIP UNITS INTO PARTNERSHIP LP UNITS

OHI Healthcare Properties Limited Partnership (the “Partnership”) hereby irrevocably elects to cause the number of Vested LTIP Units held by the Holder set forth below to be converted into [LP Units] as defined in and in accordance with the terms of the Amended and Restated Agreement of Limited Partnership of the Partnership, as amended to date.

Name of Holder:
(Please Print Name as Registered with Partnership)

Number of LTIP Units to be Converted:

Date of this Notice:

Second Amended and Restated Agreement of Limited Partnership

OHI Healthcare Properties Limited Partnership

D-1